                             MASTER BUILD TO SUIT

                                LEASE AGREEMENT


                                    between


                      Triton PCS Property Company L.L.C.,
                     a Delaware Limited Liability Company

                                      and

                           Crown Communication Inc.,
                            a Delaware Corporation

                               TABLE OF CONTENTS

RECITALS..........................................................................................................  6

1.   MASTER LEASE AGREEMENT.......................................................................................  6

2.   SITE APPROVAL AND CONSTRUCTION PROCESS.......................................................................  7

     2.1  TRITON'S Proposals......................................................................................  7
     2.2  Commencement of Work; SLA Package.......................................................................  7
     2.3  Substantial Completion of Site..........................................................................  8
     2.4  Site Acquisition Services and Construction Services.....................................................  9
          2.4.1   Site Acquisition Services.......................................................................  9
          2.4.2   Termination by TRITON........................................................................... 10
          2.4.3   Construction Services........................................................................... 10
     2.5  Process................................................................................................. 11

3.   CONSTRUCTION OF IMPROVEMENTS................................................................................. 13

4.   SITE USE..................................................................................................... 15

5.   TERM......................................................................................................... 15

     5.1  Term of Agreement....................................................................................... 15
     5.2  Term of SLA............................................................................................. 15

6.   SITE APPROVAL TERMINATION.................................................................................... 15

7.   FEES......................................................................................................... 16

     7.1  Annual Fee.............................................................................................. 16
     7.2  Fee Adjustment.......................................................................................... 16
     7.3  Additional Fees......................................................................................... 16
     7.4  Interest................................................................................................ 16
     7.5  Other Amounts........................................................................................... 17

8.  LIENS......................................................................................................... 17

     8.1  No Liens by TRITON...................................................................................... 17
     8.2  Waiver of CROWN'S Lien.................................................................................. 17

9.   SUITABLILTY; OPERATING CONDITION............................................................................. 17

10.  SITE ALTERATIONS............................................................................................. 18

     10.1 Approved Site........................................................................................... 18

11.  UTILITIES.................................................................................................... 19

12.  ACCESS....................................................................................................... 20

13.  MEMORANDUM OF LEASE.......................................................................................... 20

14.  INSURANCE.................................................................................................... 20

     14.1 Required Insurance of TRITON............................................................................ 20

     14.2  Required Insurance of CROWN............................................................................ 21
     14.3  Insurance Standards.................................................................................... 21
     14.4  Insurance Rating....................................................................................... 21
     14.4  Waiver................................................................................................. 21

15.  INDEMNIFICATION.............................................................................................. 22

     15.1  Indemnification by TRITON.............................................................................. 22
     15.2  Indemnification by CROWN............................................................................... 22

16.  ASSIGNMENT AND GUARANTY...................................................................................... 22

     16.1  Assignment by Triton................................................................................... 22
     16.2  Assignment by Crown.................................................................................... 23

17.  CASUALTY OR CONDEMNATION..................................................................................... 23

     17.1  Casualty............................................................................................... 23
     17.2  Condemnation........................................................................................... 24

18.  SURRENDER OF SITE............................................................................................ 24

19.  INTERFERENCE................................................................................................. 24

20.  DEFAULT AND REMEDIES......................................................................................... 25

     20.1  TRITON'S Default....................................................................................... 25
     20.2  CROWN'S Remedies....................................................................................... 25
     20.3  CROWN'S Default and TRITON'S Remedies.................................................................. 26

21.  COVENANT OF QUIET ENJOYMENT.................................................................................. 26

22.  COVENANTS AND WARRANTIES..................................................................................... 27

     22.1  CROWN.................................................................................................. 27
     22.2  TRITON................................................................................................. 27
     22.3  Mutual................................................................................................. 28
     22.4  No Broker.............................................................................................. 28

23.  ENVIRONMENTAL MATTERS........................................................................................ 28

24.  PRIME LEASE.................................................................................................. 29

25.  ENTIRE AGREEMENT............................................................................................. 29

26.  SEVERABILITY................................................................................................. 29

27.  BINDING EFFECT............................................................................................... 29

28.  CAPTIONS..................................................................................................... 30

29.  NO WAIVER.................................................................................................... 30

30.  REPRESENTATION............................................................................................... 30

31.  NOTICES...................................................................................................... 31

32.  GOVERNING LAW................................................................................................ 31

33.  THIRD PARTIES................................................................................................ 31

34.  COMPLIANCE WITH FCC RADIO FREQUENCY.......................................................................... 32

RADIATION REQUIREMENTS............................................................................................ 32

     34.1  Future Cooperation..................................................................................... 32
     34.2  Protection of Workers or Public........................................................................ 32
     34.3  CROWN'S Obligations.................................................................................... 32
     34.5  Mutual Certifications.................................................................................. 32

35.  INDEX OF TERMS............................................................................................... 33

EXHIBIT "A" TO THE MASTER BUILD TO SUIT LEASE AGREEMENT............................................................ 1

     Initial Sites*...............................................................................................  1
     Site and Market Areas........................................................................................  1

EXHIBIT "B" TO THE MASTER BUILD TO SUIT LEASE AGREEMENT............................................................ 1

     Site Lease Acknowledgment....................................................................................  1
     Exhibit "1" to the SLA........................................................................................ 3
       Site Description...........................................................................................  3
     Exhibit "2" to the SLA........................................................................................ 4
       Location of Antennas.......................................................................................  4
     Exhibit "3" to the SLA........................................................................................ 5
       Equipment Area/Building Space..............................................................................  5
     Exhibit "4" to the SLA........................................................................................ 6
       Prime Lease................................................................................................  6

EXHIBIT "C" TO THE MASTER BUILD TO SUIT LEASE AGREEMENT............................................................ 1


1.1.     PHASE I ENVIRONMENTAL SITE ASSESSMENT (ESA).............................................................. 15

     1.1.4.   SITE RECONNAISSANCE................................................................................. 16
        1.1.5.   Interviews....................................................................................... 16
     1.1.6.   PHASE I ESA REPORT.................................................................................. 17

1.0.     GEOTECHNICAL INVESTIGATIONS.............................................................................. 20

1.0.5.   RECORD OF SUBSURFACE EXPLORATION......................................................................... 21

      Milestone & Task Reporting Responsibilities and Definitions................................................. 29

EXHIBIT "D" TO THE MASTER BUILD TO SUIT LEASE AGREEMENT............................................................ 1

     IMPROVEMENTS.................................................................................................  1
        Antenna System Installation...............................................................................  1
        As-Built Drawings.........................................................................................  1
        Materials Handling and Delivery...........................................................................  1
        Additional Construction Services..........................................................................  1

EXHIBIT "E" TO THE MASTER BUILD TO SUIT LEASE AGREEMENT............................................................ 1

     CROWN Site Acquisition Standards.............................................................................  1

EXHIBIT "F" TO THE MASTER BUILD TO SUIT LEASE AGREEMENT............................................................ 1

GENERAL...........................................................................................................  4

EXHIBIT "G" TO THE MASTER BUILD TO SUIT LEASE AGREEMENT............................................................ 1

     Schedule of Termination Fees.................................................................................  1

EXHIBIT "H" TO THE MASTER BUILD TO SUIT LEASE AGREEMENT............................................................ 1

     SITE STANDARDS...............................................................................................  1
       I.     General.............................................................................................  1
       II.    Antennas And Antenna Mounts.........................................................................  3
       III.   Cable...............................................................................................  3
       IV.    Connectors..........................................................................................  3
       V.     Receivers...........................................................................................  4
       VI.    Transmitters........................................................................................  4
       VII.   Combiners/multicouplers.............................................................................  5
       VIII.  Cabinets............................................................................................  5
       IX.    Maintenance/tuning Procedures.......................................................................  5
       X.     Interference Diagnostic Procedures..................................................................  5
       XI.    Tower Structure.....................................................................................  5
       XII.   Equipment Located Within CROWN'S Equipment Building.................................................  7
       XIII.  Grounding...........................................................................................  8
       XIV.   Electrical..........................................................................................  8
       XV.    Electrical Distribution.............................................................................  9
       XVI.   Temporary Loads.....................................................................................  9
       XVII.  Doors...............................................................................................  9
       XVIII. Site Appearance.....................................................................................  9
       XIX.   Storage.............................................................................................  9
       XX.    Damage..............................................................................................  9
       XXI.   Reporting On Site...................................................................................  9

EXHIBIT "J" TO THE MASTER BUILD TO SUIT LEASE AGREEMENT............................................................ 1

     ANNUAL FEE...................................................................................................  1
       I.  Initial Monthly Rent Schedule..........................................................................  1
       II. Additional Rent........................................................................................  1

                     MASTER BUILD TO SUIT LEASE AGREEMENT
                     ------------------------------------


          THIS MASTER BUILD TO SUIT LEASE AGREEMENT (the "Agreement") is entered into as of the ______ day of November, 1998, by and between Crown Communication Inc., a Delaware corporation ("CROWN"), and Triton PCS Property Company L.L.C., a Delaware limited liability company ("TRITON").

                                   RECITALS
                                   --------

          CROWN will own, lease or otherwise control real property on which CROWN will have constructed a wireless communications facility, including an antenna support structure for the attachment of communications equipment. TRITON wishes to lease from CROWN certain portions of such real property and the wireless communications facility for the operation of TRITON's communications facility. Each location for which TRITON, pursuant to this Agreement, enters into a lease for a portion of the property and the wireless communications facility will be referred to individually as a "Site" and collectively as "Sites".

          TRITON is an affiliate of a provider of wireless communications services which operates networks of wireless communications facilities. CROWN and TRITON are desirous of establishing terms and conditions that will apply to the leasing of certain Sites by CROWN to TRITON in the areas described in Exhibit "A" to this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CROWN and TRITON agree as follows:


                          1.  MASTER LEASE AGREEMENT
                          --------------------------

This Agreement contains the basic terms and conditions upon which each Site shall be leased by CROWN to TRITON. When the parties agree on the particular terms for a Site, the parties will execute a completed Site Lease Acknowledgment in the form attached hereto as Exhibit "B" ("SLA"). Each executed SLA is deemed to be a part of this Agreement. The terms and conditions of the SLA will govern and control if there is a conflict or inconsistency between the terms and conditions of a SLA and this Agreement. The SLA shall become effective and become part of this Agreement upon its execution by both CROWN and TRITON. The parties agree that an SLA shall terminate and have no force and effect if, despite the reasonable efforts of Crown and Triton, a building permit for the applicable Site is not issued or the Site Acquisition Package is not delivered within a reasonable timeframe after the timeframes contemplated by this Agreement. The parties acknowledge and agree that, notwithstanding any other language in this Agreement to the contrary, TRITON's use of a Site pursuant to this Agreement does not constitute a conveyance of any interest in real estate to TRITON. The relationship between CROWN and TRITON is not one of tenancy and no leasehold interest or other interest in real estate has been or will be created.

                  2.  SITE APPROVAL AND CONSTRUCTION PROCESS
                  ------------------------------------------

                            2.1 TRITON'S PROPOSALS
                            ----------------------

TRITON shall make CROWN aware of an opportunity to construct a group of Sites in the areas identified in Exhibit "A" pursuant to this Agreement by providing CROWN with a written proposal ("Proposal"), identifying the applicable search areas for the potential Sites. TRITON and CROWN shall agree within twenty-one
(21) days of the execution of this Agreement upon the schedule to be set forth on Exhibit "F".

As more fully described herein, CROWN will provide "Site Acquisition Services" and "Construction Services" for the "A Sites" identified on Exhibit "A" (the "A Sites") and "Construction Services" for the "B Sites" identified on Exhibit "A" (the "B Sites"). CROWN will also be providing site development services to TRITON for approximately 45 Sites pursuant to a Site Development Agreement executed by the parties on November ____, 1998 (the "SDA"). The parties expressly agree that if, at anytime during the term of this Agreement, CROWN notifies TRITON of CROWN's preference to co-locate TRITON on an existing structure in any of the areas described in Exhibit "A", rather than building a Site pursuant to the terms of this Agreement, then TRITON agrees to co-locate on such Sites if such Sites meet the requirements of Viable Co-Locate Candidates as described in Exhibit "C-3, paragraph 5". In the event that the parties mutually agree, as described in the preceding sentence, then their respective rights and obligations with respect to such Sites, shall be governed by the SDA and they shall have no further obligations hereunder with respect to such Sites.

                     2.2 COMMENCEMENT OF WORK; SLA PACKAGE
                     -------------------------------------

                                2.2.1  A SITES:
                                ---------------

Upon release of Search Areas CROWN will perform the Site Acquisition Services set forth in Section 2.4. Thirty (30) days prior to the anticipated building permit issue date CROWN will deliver a completed SLA to TRITON. Within ten (10) days of receipt, TRITON will provide a response ( an "SLA Response") consisting of: (i) return an executed SLA or; (ii) reject the SLA for reasons noted on the SLA transmittal or; (iii) request an extension of review time as noted on the SLA transmittal. TRITON shall provide for CROWN's engineering services, after designation of a Primary Site, an RF site build specification (antenna and cable size, type, and location information).

                                2.2.2  B SITES:
                                ---------------

Upon TRITON's delivery or anticipated delivery of a Site Acquisition Package to CROWN, no later than thirty (30) days prior to the anticipated building permit issue date, CROWN will deliver a completed SLA to TRITON. Within ten (10) days of receipt, TRITON will provide an SLA Response. The "Site Acquisition Package" shall contain: (i) a ground lease and/or other instruments such as an easement evidencing CROWN's real estate interest in the Site; (ii) a title abstract;
(iii) a Federal Aviation Administration ("FAA") approval; and (iv) a final non-appealable zoning permit.

TRITON shall provide for CROWN's engineering services, after designation of a Primary Site, an engineering information package (a "Tech Team Visit Checklist") that includes: a site survey report, a sketch of the BTS, antenna and cable locations, existing drawings and surveys (to the extent reasonably possible), a deed, tax map, zoning map, zoning ordinance, applicable zoning application and drawing preparation checklists (where they exist), RF site build specifications (antenna and cable size, type, and location information) and site directions.

                             2.2.3  A AND B SITES

Upon designation of a "Primary Site", a Viable Candidate selected by TRITON, CROWN will proceed with all required engineering services including but not limited to surveys, drawings, geotechnical evaluations and environmental studies unless otherwise directed by TRITON.

Failure of TRITON to provide CROWN with an SLA Response within ten (10) days shall be deemed termination by TRITON pursuant to Section 2.4.2.

TRITON recognizes that the successful completion of CROWN's scope of work in accordance with the schedules set forth in Exhibit "F", for B sites, depends on the successful completion of Site Acquisition Services provided by independent contractors engaged by TRITON who are not affiliated with CROWN. TRITON will cause such contractors to cooperate with CROWN in the sharing information required for the procurement of building permits included in CROWN's scope of work.

                      2.3 SUBSTANTIAL COMPLETION OF SITE
                      ----------------------------------

Upon anticipated or actual receipt of the executed SLA, CROWN shall proceed to perform the Services required by this Agreement by the dates identified in Exhibit "F".

For the purposes of this Agreement, "Substantial Completion" of a Site and Improvements is defined as the Site being constructed to TRITON standards (as set forth in Exhibit "I") and the site being capable of transmitting and receiving RF signal at it's designed and licensed frequency range without violating equipment warrantees or any statute, law, or ordinance of any federal, state, or local agency having jurisdiction. Substantial Completion is evidenced by receipt and approval by TRITON of a Site Acceptance Package in a form acceptable to TRITON. Unless otherwise specified in the applicable SLA, Substantial Completion of a Site and Improvements specifically excludes installation of TRITON's BTS (which will be performed by independent contractors), the provision of telephone service to TRITON's equipment, but includes any CROWN service extension required to provide telephone service to the Site and the utility work set forth in Section 2.4.3.3. The Substantial Completion date may be extended by reason of an event of "Force Majeure" which is defined as being any of the following events: delays in delivery of TRITON provided construction materials, strikes, walk-outs, labor disputes, embargoes, flood, earthquake, storm, dust storm, lightening, fire and any other weather conditions that prevent construction (according to the tower construction industry's standard of prudence), epidemic, acts of God, war, national emergency, civil disturbance or disobedience, riot, sabotage, terrorism, threats of sabotage or terrorism, restraint by court order or order of public authority, and similar occurrences beyond the reasonable control of CROWN, and such non-performance shall be excused for the period of time any such Force Majeure causes such non-performance. The Substantial Completion period may also be extended by mutual agreement of the parties.

            2.4 SITE ACQUISITION SERVICES AND CONSTRUCTION SERVICES
            -------------------------------------------------------

Services to be provided by CROWN shall include the Site Acquisition Services and Construction Services described below:

                        2.4.1 SITE ACQUISITION SERVICES
                        -------------------------------

For the A Sites, CROWN will perform the "Site Acquisition Services" more fully described in Exhibits "C-1", "C-2", "C-3", "C-4", "C-8" and "C-9".

The parties acknowledge that TRITON intends to engage independent third party contractors not affiliated with CROWN to perform Site Acquisition Services for the B Sites. TRITON agrees to cause such independent third party contractor to meet both TRITON's site acquisition standards and the "Crown Site Acquisition Standards" identified in Exhibit "E", to the extent possible, without delaying the schedule set forth in Exhibit "F". TRITON further agrees to permit CROWN's active participation in the candidate review process related to the B Sites Furthermore, CROWN will reimburse TRITON for the actual site acquisition service costs incurred for engaging such independent third party contractors up to a maximum of $30,000 per B Site for which a building permit has been issued.

The parties acknowledge that from time to time during the zoning or building permitting process, CROWN may want to reasonably continue with a proceeding that TRITON either is not required to or is not desirous of continuing. In such event, the parties agree that CROWN may continue to do so at its sole cost, so long as such continuation by CROWN is not likely to delay the time frame set forth on Exhibit "F", as determined within TRITON's reasonable discretion.

The parties also acknowledge that CROWN may desire to obtain zoning approval at greater heights than required by TRITON to accommodate other tenants on the tower. However, in no event shall CROWN attempt to obtain initial zoning approval for a tower at such greater height if doing so in any way causes delay in the approval of any permits required for TRITON's Improvements.

                          2.4.2 TERMINATION BY TRITON
                          ---------------------------

Notwithstanding any provision to the contrary, TRITON has the right of termination of any Site or SLA at any time prior to the issuance of a building permit for such Site by providing written notice of the same to CROWN. If CROWN has not completed Services in accordance with the schedule set forth in Exhibit "F" or the maximum average cycle times identified in Exhibit "F-2", and such failure was not caused by TRITON or TRITON's contractor, CROWN will not be compensated for the work performed prior to such Site termination and TRITON shall have no further obligation hereunder with respect to such Site. In the event of any termination without cause, TRITON shall pay to CROWN a termination fee according to the schedule set forth in Exhibit "G" and shall have no further obligations hereunder with respect to such Site. TRITON expressly agrees that it shall have no right to terminate this Agreement with respect to a Site at any time after CROWN commences construction on such Site, unless CROWN materially breaches under this Agreement. TRITON may terminate this Agreement and any or all SLAs executed in connection herewith upon executing an agreement with CROWN to sell CROWN any communications tower owned by TRITON. Such termination upon sale shall not apply to Sites for which a construction permit has been granted and which is currently under construction.

                          2.4.3 CONSTRUCTION SERVICES
                          ---------------------------

The services to be provided by CROWN as identified below in Sections 2.4.3.1 through 2.4.3.4 shall be referred to as the "Construction Services" more fully defined in Exhibits "C-5", "C-6", "C-7" and "C-10 through C-14".

                  2.4.3.1 PROJECT AND CONSTRUCTION MANAGEMENT
                  -------------------------------------------

CROWN will perform civil construction activities; project management (i.e., scheduling, cost tracking and reporting, expediting, resource allocation); and, construction management (i.e., subcontractor qualification, bidding/bid walk/bid review and award, on-site construction supervision and punch list resolution) as more fully defined in Exhibits "C-5", "C-6", "C-7" and "C-10" through "C-14".

                      2.4.3.2 EQUIPMENT PAD INSTALLATION
                      ----------------------------------

CROWN will install, per TRITON's specifications, up to a 10' x 12' (for normal Sites) and up to two (2) 12' x 28' concrete equipment pads per BTA (for hub Sites) inside the applicable Sites' compound areas. Should TRITON wish to install a larger equipment pad or equipment shelter inside of the applicable Sites' compound areas, TRITON shall pay a cost to CROWN as identified in Exhibit "J" under Additional Rent.

                               2.4.3.3 UTILITIES
                               -----------------

CROWN will install two 4" PVC underground conduits (or alternate size and type if required by the utility providers or TRITON construction standards), in separate trenches, when required and pull cable from the applicable Sites' common power and "telco demarc" points to TRITON's equipment location. TRITON will be separately metered for electric utility service in accordance with
Section 11 of this Agreement if allowed by the power service provider. TRITON will be responsible for placing service orders with the telephone service provider at each Site. CROWN will be responsible for placing service orders with the power service provider at each Site. CROWN will coordinate the "utility site walk" with the utility companies, TRITON, and third party contractors. CROWN will obtain all easements and/or rights-of-way needed for the provision of utility services to TRITON for A Sites. CROWN will pay for all special construction charges for utilities excluding electronics.

                           2.4.3.4 GROUNDING SYSTEM
                           ------------------------

CROWN will install a buried Site ring in accordance with Ericsson standards (to be provided by TRITON to CROWN)and provide a coiled length of ground wire to connect to TRITON's BTS equipment. CROWN will install all other required external grounding. Ground ring connections will be cadwelded except the connection to the master ground bar and all coax grounding kit connections will be mechanical. Notwithstanding the foregoing, all grounding shall meet or exceed Ericsson grounding requirements identified in Exhibit "I-I-B-i".

                          2.4.3.5 ADDITIONAL SERVICES
                          ---------------------------

In connection with the construction of Improvements, as defined in Section 3 below, CROWN will perform additional construction services at the A and B Sites as described in Exhibit "D".

                                  2.5 PROCESS
                                  -----------

                           2.5.1  SCOPE OF SERVICES.
                           -------------------------

In addition to the requirements imposed upon them by this Agreement, CROWN and TRITON shall be responsible for completing their respective tasks set forth in the Exhibits attached hereto including every item in the Responsibility Matrix (Exhibit "F-3").

                    (REST OF PAGE LEFT INTENTIONALLY BLANK)

                       2.5.2  CHANGES TO CONTRACT SCOPE.
                              -------------------------

TRITON may make changes at any time to the general scope of the Services contained herein only by means of a written order (a "Change Order") issued by CROWN and approved by TRITON. Any Change Order that exceeds the scope of Services and which requires additional services on the part of CROWN shall result in an adjustment of the price to be paid to CROWN. CROWN shall, upon receipt of a written request for a Change Order from TRITON, provide TRITON with an estimate of additional charges required to complete the proposed Change Order. Prior to commencement of additional work, the proposed Change Order shall be approved in writing by a TRITON representative. Any charges for additional work commenced by CROWN without a written Change Order approved by a TRITON representative may be denied by TRITON, in full or in part, in its sole discretion.

                                2.5.3  SCHEDULE
                                ---------------

Within 21 days after execution of this Agreement, TRITON and CROWN shall agree upon the schedule for the completion of Services on a site-by-site basis which will replace Exhibit "F" to this Agreement. The schedule will contain milestone dates for completion by CROWN of the following milestones: Site Selection, Site Leasing and Site Zoning for A Sites, and Building Permit, Construction Start and Construction Complete (Substantial Completion) for A and B sites. This Agreement shall terminate upon notice by either party to the other if the parties are unable, after good faith negotiations, to agree to a schedule within the allotted 21 days. Notwithstanding the foregoing, CROWN agrees to proceed working under this Agreement, including deploying necessary personnel, immediately after execution of this Agreement as set forth in Exhibits "H" and "H-1".

After the schedule in Exhibit "F" is submitted by CROWN and accepted by TRITON, CROWN may be awarded schedule extensions for impacts by TRITON or TRITON's contractors upon written notification to TRITON, subject to TRITON's verification. Such schedule extensions shall be awarded for each day of notified and verified impact.

Following approval of the schedule by TRITON, CROWN shall thereafter, for the term of this Agreement, provide TRITON with not less than a written weekly report outlining the progress made to attain the previously-agreed to schedule, which reports must include the information required by Exhibit "C-12".

Any proposed change in schedule which results in a time extension of one week or greater on an individual Site basis shall be clearly noted and the reasons therefore shall be explained in writing. TRITON may, in its sole discretion, agree to a time extension from the detailed schedule originally provided. CROWN shall attend all project meetings reasonably requested by TRITON. CROWN further agrees to the maximum average cycle times set forth in Exhibit "F-2".

Within 5 days after execution of this Agreement, CROWN will provide an Organization Chart and Staffing Plan that will replace Exhibit "H-1". Within 10 days after execution of this

Agreement, CROWN will provide a revised Exhibit "H" indicating at minimum all Managers by name. Within 20 days of the execution of this Agreement, Exhibit "H" will be revised by CROWN to indicate the names of all personnel set forth on Exhibit "H".

                 (REMAINDER OF PAGE LEFT INTENTIONALLY BLANK)
                               2.5.4  RESOURCES
                               ----------------

TRITON has the right at any time upon written notice to require the removal of any employee of CROWN or subcontractor utilized or supervised by CROWN in TRITON's sole discretion. Resumes will be provided for review and approval prior to CROWN's employees starting work on this project. CROWN will not add or remove any personnel once assigned to the project and accepted by TRITON without prior written agreement with TRITON. CROWN will use the necessary quantity and quality of resources to maintain the agreed upon schedule set forth in Exhibit "F".

                           2.5.5  CONTRACT CLOSEOUT
                           ------------------------

Prior to submitting a final invoice for payment for any Site, CROWN must provide to TRITON the documentation set forth on Exhibit "C-14".

                       3.  CONSTRUCTION OF IMPROVEMENTS
                       --------------------------------

At the time each SLA is executed, the Site described in the SLA will be undeveloped real estate. In accordance with Sections 2.3, 2.4 and 2.5 above, CROWN will provide the Site Acquisition Services and the Construction Services to TRITON. To enable TRITON to use the Site as a communications facility, CROWN further agrees to substantially complete construction on each Site the improvements described in Exhibit "D" (the "Improvements") on or before the Substantial Completion date specified in Exhibit "F" for that Site. The timely Substantial Completion of the Improvements is of the essence in this Agreement and the SLA and, by execution of the SLA, CROWN confirms that the Substantial Completion date is a reasonable period for the completion of the Improvements. Construction of the Improvements will be completed (a) in a good and workmanlike manner; (b) in accordance with all applicable governmental laws, codes, rules and regulations; and (c) in accordance with the building plans. CROWN agrees that it will be responsible for obtaining and maintaining any permits, zoning approvals, variances or similar governmental requirements or approvals necessary for the construction and operation of a wireless communications facility at the Site, excluding, however, any FCC or other licenses related specifically to TRITON's operations ("Government Approvals"). TRITON shall cooperate with CROWN in obtaining Government Approvals, including acting as applicant, if necessary, and executing documents reasonably needed to obtain the Government Approvals. The parties agree that CROWN shall not be responsible for installing TRITON's "BTS".

                                 4.  SITE USE
                                 ------------

A Site may be used by TRITON only for the installation, operation and maintenance of unmanned radio communications equipment consistent with the terms of the SLA. TRITON must, at TRITON's sole expense, comply with all laws, orders, ordinances, regulations and directives of applicable federal, state, county and municipal authorities or regulatory agencies including, without limitation, the Federal Communications Commission (the "FCC"). TRITON shall operate and maintain its equipment within its licensed frequency and power such that it does not interfere with the operations at the communications facility or any other prior existing users of the communications facility. CROWN agrees to cooperate with TRITON, at TRITON's expense, in executing such documents or applications required in order for TRITON to obtain such licenses, permits or other Governmental Approvals needed for TRITON's permitted use of the Site.

                                   5.  TERM
                                   --------

                             5.1 TERM OF AGREEMENT
                             ---------------------

The term of this Agreement shall be twelve (12) years commencing on the date first written above.

                                5.2 TERM OF SLA
                                ---------------

Each Site leased by CROWN to TRITON pursuant to a SLA shall be leased for an initial term of twelve (12) years with the commencement date as of the date of full execution of the particular SLA ("Commencement Date"). The term of each particular SLA shall automatically be extended for up to three (3) additional five (5) year terms unless TRITON terminates it at the end of the then current term by giving CROWN written notice of the intent to terminate at least six (6) months prior to the end of the then current term. Notwithstanding the foregoing, if CROWN's rights in the Site are derived from a prime lease or other agreement with a third party ("Prime Lease") and such Prime Lease has a shorter term or extension terms than those provided for under this paragraph, then TRITON's right to extend any particular SLA shall only be for as long as CROWN retains its interest in the same applicable property pursuant to said Prime Lease.

                         6.  SITE APPROVAL TERMINATION
                         -----------------------------

In the event any previously approved zoning or governmental permit affecting the use of the property or the Site as a communications facility is withdrawn or terminated, the SLA relating to the property covered by said permit or approval shall be deemed to have been terminated effective the date of the termination of the permit or approval. In addition to any other rights to terminate an SLA, CROWN has a right to terminate an SLA, and TRITON's rights related to such SLA, if TRITON fails to meet its obligations set forth in Section 4 with respect to interference, if TRITON fails to resolve such problem as provided in this Agreement.

                                   7.  FEES
                                   --------

                                7.1 ANNUAL FEE
                                --------------

TRITON will commence paying an annual fee, to be paid in equal monthly installments (the "Annual Fee"), for a Site on the earlier of: (i) first day of the month following the Substantial Completion of the Site and Improvements; or
(ii) TRITON beginning to operate its communications facility as a Site ("Rent Commencement Date"). The Annual Fee will be due on or before the first day of each month thereafter. The Annual Fee will be payable to CROWN at:

                           Crown Communication Inc.
                           375 Southpointe Boulevard
                        Canonsburg, Pennsylvania 15317
                           Attn: Accounts Receivable

     Subject to adjustment as provided below, the Annual Fee for the Site is stated in the SLA for that Site. All fee amounts for a SLA shall be calculated according to the schedule set forth in Exhibit "J", such amounts shall be adjusted on each Adjustment Date according to the formula set forth in Section 7.2.

                              7.2 FEE ADJUSTMENT
                              ------------------

The Annual Fee and other fees identified in this Agreement shall be adjusted upward (collectively, the "Adjusted Fee") on the first anniversary of the date of this Agreement and every annual anniversary thereafter ("Adjustment Date") by three percent (3%).

                              7.3 ADDITIONAL FEES
                              -------------------

TRITON agrees to pay as additional Annual Fee any taxes or other assessments levied against any Sites solely applicable to TRITON's business activities at such Site. To the extent CROWN receives notice of any such charges, CROWN will provide notice of the same to TRITON and cooperate with TRITON in any appeal deemed reasonably necessary by TRITON.

                                 7.4 INTEREST
                                 ------------

Any fee not paid within ten (10) business days of when due may, at CROWN's option, bear interest until paid at the lesser of:

          (a)  the rate of Prime + 1 percent per annum; or

          (b) the maximum rate allowed under the laws of the jurisdiction in which the Site is located.


                 (REMAINDER OF PAGE LEFT INTENTIONALLY BLANK)

7.5 OTHER AMOUNTS Any sums due to CROWN under this Agreement which are not specifically defined as "Fees" are hereby deemed additional fees and are subject to the interest charges and adjustments as specified herein and in the other provisions of this Agreement which address fees.

                                   8. LIENS
                                   --------

                            8.1 NO LIENS BY TRITON
                            ----------------------

TRITON must keep the Site free from any liens arising from any work performed or materials furnished by or at the request of TRITON. If any such lien is filed against the Site as a result of the acts or omissions of TRITON's employees, agents or contractors, TRITON must discharge the lien or bond the lien off in a manner reasonably satisfactory to CROWN within thirty (30) days after TRITON receives written notice from any party that the lien has been filed. If TRITON fails to discharge or bond any such lien within such period, then, in addition to any other right or remedy of CROWN, CROWN may, at CROWN's election, discharge the lien by either paying the amount claimed to be due or obtaining the discharge by deposit with a court or a title company or by bonding. TRITON must pay on demand any amount paid by CROWN for the discharge or satisfaction of any lien, and all reasonable attorneys' fees and other legal expenses of CROWN incurred in defending any such action or in obtaining the discharge of such lien, together with all necessary disbursements in connection therewith.

                          8.2 WAIVER OF CROWN'S LIEN
                          --------------------------

CROWN hereby waives any and all lien rights it may have, statutory or otherwise, concerning TRITON's equipment or any portion thereof, which shall be deemed personal property for the purposes of this Agreement, regardless of whether or not same is deemed real or personal property under applicable laws, and CROWN gives TRITON the right to remove all or any portion of same from time to time in TRITON's sole discretion and without CROWN'S consent.

                      9. SUITABLILTY; OPERATING CONDITION
                      -----------------------------------

CROWN represents and warrants with respect to each Site that, upon Substantial Completion of the Site and the Improvements for a period of one year thereafter, such Site and Improvements will be in good operating condition, suitable for their intended purpose. The foregoing representation and warranty shall not extend to any materials or equipment provided by TRITON or for services properly performed by CROWN within the stricter of CROWN, TRITON, and Ericsson standards described herein or any applicable codes, statutes ordinances, regulations or other requirements of any government unit or authority having jurisdiction.

                             10.  SITE ALTERATIONS
                             ---------------------

                              10.1 APPROVED SITE
                              ------------------

TRITON has the right to erect, maintain, replace and operate at the Site only that communications equipment specified on the SLA. It is understood that TRITON shall have the right at each and every Site, subject to compliance with the terms of this Agreement and particularly those set forth in this Section, to replace the equipment described in a SLA with similar and comparable equipment so long as: (a) there is no greater wind loading, structural loading, size, weight or height; and (b) the equipment operates at the frequency or range of frequencies designated in the applicable SLA, or at the frequency or range of frequencies identified in TRITON's current FCC licensee or successor licensee thereto, for the transmission of wireless communications signals at that given Site. It is understood that any such replacement equipment must be frequency compatible with then existing uses of the Site. Prior to commencing any material alteration at a Site and prior to accessing the communications tower structure for any reason whatsoever, TRITON must obtain CROWN's approval of:

          (a)  TRITON's plans for material alteration work; and

          (b) the contractor performing the material alteration or in any way accessing the tower structure itself.

CROWN's approval must not be unreasonably withheld, conditioned or delayed. All of TRITON's alteration work must be performed:

          (a)  at TRITON's sole cost and expense;

          (b) in a good and workmanlike manner, using the care and skill ordinarily used by members of the profession practicing under similar conditions at the same time and in the same geographic area;

          (c) in accordance with applicable building codes and with the provisions of Exhibit "I"; and

          (d) must not adversely affect the structural integrity or maintenance of the Site or any structure on or use of the Site.

Any alterations to a structure at the Site must be designed, at TRITON's sole cost and expense, by a structural engineer licensed in the jurisdiction where the Site is located. Notwithstanding the foregoing, for any structural alterations of the communications facility, such structural engineer must be approved by CROWN which approval will not be unreasonably withheld, conditioned or delayed. For structural alterations requiring a municipal permit, the structural engineer must be satisfactory to the local municipality.

Following the initial installation at a Site, any installation, maintenance, material alteration or removal of equipment at a Site by TRITON and any activities whatsoever requiring access to a tower structure, must be performed by a contractor reasonably acceptable to CROWN (which acceptance may specifically include a requirement that all such contractors provide to CROWN, in advance of any such work, certificates of insurance consistent with the provisions of this Agreement). CROWN's consent thereto shall not be unreasonably withheld, conditioned or delayed.

Said erection, maintenance, replacement and operation will in no way damage or mechanically interfere with CROWN's use of or any operations at the communications facility. If damage or mechanical interference is caused by TRITON and TRITON fails to make such repairs immediately after notice by CROWN, CROWN may make the repairs and the reasonable costs thereof shall be payable to CROWN by TRITON upon written notice. If TRITON does not make payment to CROWN within thirty (30) days after such notice, CROWN shall have the right to immediately terminate the applicable SLA. No materials may be used in the installation of the antennas or transmission lines that will cause corrosion or rust or deterioration of the tower structure or its appurtenances.

                                11.  UTILITIES
                                --------------

TRITON acknowledges that CROWN's obligation as to utility service is indicated above in Section 2.4.3.3. TRITON has the right, at TRITON's sole cost and expense, to obtain electrical and telephone service to TRITON's equipment at the Site subject to the terms and conditions of this Agreement and any limitations contained in underlying real estate interests, including the Prime Lease. TRITON understands and acknowledges that:

          (a) the Site includes such non-exclusive easements as necessary to enable TRITON to connect utility wires, cables, fibers and conduits to its equipment; and

          (b) CROWN does have the right to approve the route and the manner of installation which approval shall not be unreasonably withheld, conditioned or delayed.

                                  12.  ACCESS
                                  -----------

TRITON shall have free access during the term of a SLA to the Site twenty-four
(24) hours per day, seven (7) days per week. TRITON acknowledges that the foregoing access rights are subject to any restrictions identified in the underlying real estate interests related to the communications facility, including but not limited to any restrictions identified in the Prime Lease. CROWN shall furnish TRITON with necessary devices for the purpose of ingress and egress to the said Site and communications facility. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of TRITON or persons under their direct supervision will be permitted to enter said Site. TRITON will retain ownership of all buildings, equipment and appurtenances TRITON installs at any Site; provided, however, that the removal of said equipment will not adversely affect the integrity of any structures.

                           13.  MEMORANDUM OF LEASE
                           ------------------------

After execution of a SLA, each party, at the request of the other, will sign a recordable Memorandum of Lease for the Site described in the SLA. CROWN, at its sole expense, shall record the Memorandum of Lease in the land records of the recording office(s) responsible for notice purposes.

                                14.  INSURANCE
                                --------------

                       14.1 REQUIRED INSURANCE OF TRITON
                       ---------------------------------

TRITON shall maintain at its expense throughout the term of this Agreement, general liability insurance with a combined single limit of Five Million Dollar ($5,000,000.00) for each occurrence for bodily injury, personal injury and property damage. Coverage shall include Independent Contractors Liability. At execution of this Agreement, TRITON shall provide to CROWN a Certificate of Insurance evidencing CROWN as an additional insured and which shall contain a provision for thirty (30) day notice to CROWN of cancellation or material change. TRITON shall also maintain Auto Liability insurance in an amount no less than One Million Dollars ($1,000,000.00) combined single limit for bodily injury and/or property damage. TRITON must also maintain statutory Workers' Compensation Insurance and Employee's Liability for the statutory limit but in no event less than One Million Dollars ($1,000,000.00). Such insurance requirements may be obtained by having an umbrella policy. TRITON will not do or permit to be done in or about the Site nor bring or keep or permit to be brought to the Site anything that: (a) is prohibited by any insurance policy carried by CROWN covering the Site, any overall improvements thereon, or the Site; or (b) will increase the existing premiums for any such policy beyond that contemplated for the addition of TRITON's communications equipment.

                       14.2 REQUIRED INSURANCE OF CROWN
                       --------------------------------

CROWN shall maintain at its expense throughout the term of this Agreement, the following insurance (such insurance requirements may be obtained by having an umbrella policy):

          (a) Property insurance, including coverage for fire, extended coverage, vandalism and malicious mischief on the Improvements, in an amount equal to ninety percent (90%) of the full replacement cost of the Improvements;

          (b) Commercial General Liability insurance insuring operations hazard, independent contractor hazard, contractual liability and products and completed operations liability, in limits not less than Five Million Dollars ($5,000,000.00) combined single limit for each occurrence for bodily injury, personal injury and property damage liability;

          (c)  Workers' Compensation and Employer's Liability insurance; and

          (d) Business Auto Insurance covering the ownership, maintenance or use of any owned, non-owned or hired automobile, with a limit of not less than One Million Dollars ($1,000,000.00) combined single limit per accident for bodily injury and property damage liability.

CROWN acknowledges and agrees that the installation of TRITON's communications equipment upon the Site in accordance with the terms and conditions of this Agreement will be considered within the underwriting requirements of any of CROWN's insurers and such premiums contemplate the addition of the communications equipment.

                           14.3 INSURANCE STANDARDS
                           ------------------------

TRITON and CROWN agree to review the insurance requirements set forth in sub-sections 14.1 and 14.2 above every five years and, as necessary, to revise such requirements for the next five years to be consistent with then prevailing industry standards.

                             14.4 INSURANCE RATING
                             ---------------------

All insurers will be rated A-IX(9) or better and must be licensed to do business in the jurisdiction where the respective Sites are located. The provision of insurance required in this Agreement shall not be construed to limit or otherwise affect the liability of either party pursuant to the terms of this Agreement.

                                  14.4 WAIVER
                                  -----------

The parties hereby waive any and all rights of action for negligence against the other which may hereafter arise on account of damages to the premises or Site resulting from any fire, or other casualty of the kind covered by standard fire insurance policies, regardless of whether or not, or in what amounts, such insurance is now or hereafter carried by the parties, or either of them. TRITON and CROWN shall each obtain a Waiver of Subrogation from their respective insurance companies in which said insurance companies also waive their respective rights to recover.

                             15.  INDEMNIFICATION
                             --------------------

                        15.1 INDEMNIFICATION BY TRITON
                        ------------------------------

TRITON shall indemnify and hold CROWN and all subsidiary companies and affiliates harmless against any claim of liability or loss from bodily injury and/or property damage resulting from or arising out of TRITON's and/or any of its subcontractors', servants', agents' or invitees' use or occupancy of the Site, including but not limited to any claim of liability or loss associated with any Environmental Hazards as defined in this Agreement, excepting, however, such claims or damages as may be due to or caused by the negligence or willful misconduct of CROWN, or its subcontractors, servants, agents or invitees. If CROWN is made a party to any litigation commenced by or against TRITON for any of the above reasons, then TRITON shall protect and hold CROWN harmless and pay all costs, penalties, charges, damages, expenses and reasonable attorneys' fees incurred or paid by CROWN in connection therewith.

                        15.2  INDEMNIFICATION BY CROWN
                        ------------------------------

CROWN shall indemnify and hold TRITON and all subsidiary companies and affiliates harmless against any claim of liability or loss from bodily injury and/or property damage resulting from or arising out CROWN's and/or any of its subcontractors', servants', agents' or invitees' use or occupancy of the Site, including but not limited to any claim of liability or loss associated with any Environmental Hazards as defined in this Agreement, excepting, however, such claims or damages as may be due to or caused by the negligence or willful misconduct of TRITON, or its subcontractors, servants, agents or invitees. If TRITON is made a party to any litigation commenced by or against CROWN for any of the above reasons, then CROWN shall protect and hold TRITON harmless and pay all costs, penalties, charges, damages, expenses and reasonable attorneys' fees incurred or paid by TRITON in connection therewith.

                         16.  ASSIGNMENT AND GUARANTY
                         ----------------------------

                           16.1 ASSIGNMENT BY TRITON
                           -------------------------

This Agreement may not be sold, assigned or transferred, in whole or in part, by TRITON without prior approval or consent of CROWN (such approval and consent not to be unreasonably withheld, conditioned, or delayed); provided, however, that, notwithstanding anything to the contrary contained herein, TRITON may sell, assign or transfer this Agreement or any SLA without the written approval or consent of CROWN to (i) any affiliate of TRITON or (ii) any person or entity that acquires, through merger, purchase or otherwise, all or substantially all of the assets of TRITON. Additionally, TRITON may, upon notice to CROWN, mortgage or grant a security interest in this Agreement and TRITON's equipment, and may assign this Agreement and such equipment to any such mortgagees or holders of security interests including their successors or assigns (hereinafter collectively referred to as "Mortgagees"). In such event, CROWN shall execute such consent to leasehold financing as may reasonably be required by Mortgagees.

                           16.2 ASSIGNMENT BY CROWN
                           ------------------------

This Agreement may not be sold, assigned or transferred, in whole or in part, by CROWN without prior approval or consent of TRITON, which consent may not be unreasonably witheld, conditioned or delayed. Furthermore, CROWN may assign its interest herein without TRITON's approval once all sites under this agreement are accepted by TRITON. Without limiting the foregoing, TRITON acknowledges that CROWN intends to assign its rights and obligations with respect as to Site Acquisition Services, Construction Services and any services related to the Improvements to its wholly-owned subsidiary Crown Network Systems, Inc., a Pennsylvania corporation. Additionally, CROWN may, upon notice to TRITON, mortgage or grant a security interest in this Agreement or any of its assets related to this Agreement, and may assign this Agreement and such assets to any such mortgagees or holders of security interests including their successors and assigns (hereinafter collectively referred to as "Mortgagees"). In such event, TRITON shall execute such consent to leasehold financing as may reasonably be required by Mortgagees.

                         17.  CASUALTY OR CONDEMNATION
                         -----------------------------

                                 17.1 CASUALTY
                                 -------------

If there is a casualty to any structure upon which a TRITON communications facility is located, CROWN must within forty-five (45) days repair or restore the structure. During said period of repair or restoration, fees identified in this Agreement applicable to that Site shall be abated. Upon completion of such repair or restoration, TRITON is entitled to reinstall TRITON's communications equipment. In the event such repairs or restoration will reasonably require more than forty-five (45) days to complete, TRITON is entitled to terminate the applicable SLA upon thirty (30) days prior written notice. Notwithstanding the foregoing, TRITON may elect to pursue on its own, or through CROWN, an alternate Site if such Site can be constructed in a shorter timeframe as reasonably determined by TRITON.

                               17.2 CONDEMNATION
                               -----------------

If there is a condemnation of the Site, including without limitation a transfer of the Site by consensual deed in lieu of condemnation, then the SLA for the condemned Site will terminate upon transfer of title to the condemning authority, without further liability to either party under this Agreement. TRITON is entitled to pursue a separate condemnation award for TRITON's communications equipment from the condemning authority.

                            18.  SURRENDER OF SITE
                            ----------------------

TRITON, upon termination of the Agreement or the applicable SLA, shall have removed its equipment, personal property and all fixtures and have restored the Site to its original condition, reasonable wear and tear excepted. If such time for removal causes TRITON to remain on the Site after termination of this Agreement or the applicable SLA, the annual fee shall be increased to one and one-half times the then existing annual fee until such time as the removal of all equipment is completed. Nothing in this provision shall be construed as providing TRITON the right to hold over and CROWN, immediately upon the termination or expiration of the Agreement or the applicable SLA, shall have the right to remove TRITON from the Site.

                               19.  INTERFERENCE
                               -----------------

TRITON agrees to have installed transmitting and receiving equipment of the type, power and frequency consistent with its licenses. In the event TRITON'S equipment fails to operate within such licensed power or frequency, and causes interference, TRITON will take steps customary and reasonably necessary within 48 hours to eliminate such interference in a timely manner. CROWN agrees that any future users of the Site who take possession after the date of execution of any SLA will have properly installed transmitting and receiving equipment of the type and frequency which will not cause interference to TRITON as defined by the FCC. This provision shall not apply to test periods where the source of the interference is being determined for purposes of suppression. IN THE EVENT THAT ANY DEVICES INSTALLED ON A SITE AFTER THE DATE OF TRITON'S INSTALLATION AT SUCH SITE, BY ANY AUTHORIZED USER SHALL INTERFERE WITH TRITON'S TRANSMISSION OR RECEPTION, CROWN SHALL CAUSE THE INTERFERENCE TO BE ELIMINATED AS SOON AS REASONABLY POSSIBLE AT NO COST TO TRITON. In the event such interference to TRITON caused by a future user on a site is not analyzed with corrections initiated within 48 hours, and does not cease within a reasonable period, the parties acknowledge that continuing interference will cause irreparable injury to TRITON and TRITON shall have the right, in addition to any other rights that it may have at law or equity, to bring action to enjoin the interference or to terminate the applicable SLA.

                           20.  DEFAULT AND REMEDIES
                           -------------------------

                             20.1 TRITON'S DEFAULT
                             ---------------------

The occurrence of any one or more of the following events constitutes an "Event of Default" by TRITON under this Agreement:

          (a) if TRITON fails with respect to any Site to pay any fee or other sums payable by TRITON within thirty (30) business days of TRITON's receipt of written request for payment;

          (b) breach of any agreement, representation, warranty or covenant set forth in this Agreement including any SLA, with the exception of the non-payment of any fee or other sums by TRITON, which is not cured within thirty (30) days of receipt of written notice, except such thirty (30) day cure period will be extended as reasonably necessary to permit TRITON to complete the cure so long as TRITON commences the cure within such thirty (30) day period and thereafter continuously and diligently pursues and completes such cure;

          (c) if any petition is filed by or against TRITON, under any section or chapter of the present or any future federal Bankruptcy Code or under any similar law or statute of the United States or any state thereof (and with respect to any petition filed against TRITON, such petition is not dismissed within sixty (60) days after the filing thereof), or TRITON is adjudged bankrupt or insolvent in proceedings filed under any section or chapter of the present or any future Bankruptcy Code or under any similar law or statute of the United States or any state thereof;

          (d) if a receiver, custodian or trustee is appointed for TRITON or for any of the assets of TRITON and such appointment is not vacated within sixty (60) days of the date of appointment; or

          (e)  if TRITON makes a transfer in fraud of creditors.

                             20.2 CROWN'S REMEDIES
                             ---------------------

If an Event of Default occurs, CROWN (without notice or demand except as expressly required above) may terminate this Agreement including applicable SLAs, in which event TRITON will immediately surrender the Sites to CROWN. TRITON will become liable for damages equal to the total of:

          (a)  the amounts owed hereunder; and

          (b) the amount of any fees and other benefits that CROWN would have received under the applicable SLAs for the remainder of the term under the applicable SLA.

CROWN may elect any one or more of the foregoing remedies with respect to this Agreement or to any particular SLA. CROWN agrees to forego seeking any consequential damages.

                  20.3 CROWN'S DEFAULT AND TRITON'S REMEDIES
                  ------------------------------------------

If CROWN is in breach of any representation, warranty or covenant set forth in this Agreement or any Exhibit hereto and such breach is not cured within thirty
(30) days of receipt of written notice thereof, except such thirty (30) day cure period will be extended as reasonably necessary to permit CROWN to complete the cure so long as CROWN commences the cure within such thirty (30) day period and thereafter continuously and diligently pursues and completes such cure, TRITON may, at TRITON's option and upon written notice:

          (a)  terminate the applicable SLA; or

          (b) incur any expense reasonably necessary to perform the obligation of CROWN specified in such notice and invoice CROWN for the actual expenses, together with interest as set forth herein from the date named. (Any invoice shall be accompanied by documentation reasonably detailing actual expenses. If CROWN fails to reimburse the costs within thirty (30) days of receipt of written notice, then TRITON is entitled to offset and deduct such expenses from the fees or other charges next becoming due under any SLA.)

TRITON agrees to forego seeking any consequential damages.

                       21.  COVENANT OF QUIET ENJOYMENT
                       --------------------------------

CROWN covenants and warrants to TRITON that TRITON, upon the payment of all fees and performance of all the material terms, covenants and conditions under this Agreement, will have, hold and enjoy each Site leased under a SLA during the term of the applicable SLA and any renewal or extension thereof. CROWN will not take any action not expressly permitted under the terms of this Agreement that will interfere with TRITON's intended use of the Site nor will CROWN fail to take any action or perform any obligation identified in this Agreement to fulfill CROWN's aforesaid covenant of quiet enjoyment in favor of TRITON.

                         22.  COVENANTS AND WARRANTIES
                         -----------------------------

                                  22.1 CROWN
                                  ----------

CROWN warrants, with respect to each particular SLA that:

          (a) CROWN, or the entity for which CROWN possesses the management rights, owns good, marketable fee simple title, has a good and marketable leasehold interest, has the right as a manager or has a valid lease, easement, or other interest in the land on which the Site is located and has the right of access thereto;

          (b) CROWN will not permit or suffer the installation and existence of any other improvement upon the structure or land of which the Site is a portion if such improvement interferes with transmission or reception by TRITON's communications equipment;

          (c) the Sites, to the best knowledge of CROWN, are not contaminated by any Environmental Hazards as set forth in Section 23 below;

          (d) telephone service and electrical service are available to TRITON at each and every Site with the understanding that TRITON will pay for utility services needed to operate its communications equipment; and

          (e) CROWN will keep, at CROWN's expense, the communications structure upon which TRITON's antennas are installed in good repair as required by law and applicable state and local codes and regulations and shall also comply with all rules and regulations enforced by the FCC and FAA with regard to the lighting, marking and painting.

                                  22.2 TRITON
                                  -----------

TRITON warrants, with respect to each particular SLA that:

          (a) TRITON will maintain the antennas, transmission lines and other appurtenances in proper operating condition and maintain same as to appearance and safety; and

          (b) all installations and operations by TRITON in connection with this Agreement shall meet with all applicable rules and regulations of the FCC and all applicable state and local codes and regulations. CROWN specifically assumes no responsibility for the licensing, operation and/or maintenance of TRITON's radio equipment.

                                  22.3 MUTUAL
                                  -----------

Each party represents and warrants to the other party:

          (a) it has full right, power and authority to make this Agreement and to enter into the SLAs;

          (b) the making of this Agreement and the performance thereof will not violate any laws, ordinances, restrictive covenants, or other agreements under which such party is bound;

          (c) that such party is qualified to do business in any states in which the Sites are located; and

          (d) all persons signing on behalf of such party were authorized to do so by appropriate corporate or partnership action.

                                22.4  NO BROKER
                                ---------------

CROWN and TRITON represent to each other that neither has had any dealings with any real estate brokers or other brokers or agents in connection with this Agreement.

                          23.  ENVIRONMENTAL MATTERS
                          --------------------------

CROWN represents and warrants that to the best of CROWN's knowledge there are no Environmental Hazards on any Site. Nothing in this Agreement or in any SLA will be construed or interpreted to require that TRITON remediate any Environmental Hazards located at any Site unless TRITON or TRITON's officers, employee, agents or contractors placed the Environmental Hazards on the Site. TRITON will not bring to, transport across or dispose of any Environmental Hazards on any particular premises or Site without CROWN's prior written approval, which approval shall not unduly be withheld or delayed. TRITON's use of any approved substances constituting Environmental Hazards must comply with all applicable laws, ordinances and regulations governing such use.

The term "Environmental Hazards" means hazardous substances, hazardous wastes, pollutants, asbestos, polychlorinated biphenyl (PCB), petroleum or other fuels (including crude oil or any fraction or derivative thereof) and underground storage tanks. The term "Hazardous Substances" shall be defined in the Comprehensive Environmental Response, Compensation, and Liability Act, and any regulations promulgated pursuant thereto. The term "Pollutants" shall be as defined in the Clean Water Act, and any regulations promulgated pursuant thereto. This Section shall survive termination of the Agreement and any particular SLA.

                               24.  PRIME LEASE
                               ----------------

The parties acknowledge that CROWN's rights in a Site may be derived from a separate agreement with a third party hereinafter referred to generally as a "Prime Lease," in which CROWN is lessee, grantee or licensee therein. If this is the case, a copy of said Prime Lease shall be attached as Exhibit "4" to the SLA, and the following provisions shall be applicable. In the event approval of the prime lessor, grantor or licensor is required in the Prime Lease, the effectiveness of any SLA concerning such property shall be specifically subject to the obtaining of such approval. Further, all the terms, conditions and covenants contained in this Agreement shall be specifically subject to and subordinate to the terms and conditions of any Prime Lease affecting the Site that is the subject of the particular SLA. In the event any of the provisions of the Prime Lease supersede or contradict the terms of this Agreement, such terms of this Agreement shall be deemed deleted or superseded to the extent of the contradiction as applicable to the Site utilized by TRITON. Further, TRITON agrees to be bound by and agrees to perform all the acts and responsibilities required of the lessee, grantee or licensee pursuant to the Prime Lease as are applicable to the access and occupancy of the premises utilized by TRITON. Lastly, in the event the Prime Lease terminates for any reason, the SLA relating to the Site covered by said Prime Lease, shall be deemed to have terminated effective the date of the termination of the Prime Lease.

                             25.  ENTIRE AGREEMENT
                             ---------------------
It is agreed and understood that this Agreement, including all SLAs, contain all the agreements, promises and understandings between CROWN and TRITON as to the Build to Suit services set forth herein and that no verbal or oral agreements, promises or understandings shall be binding upon either CROWN or TRITON in any dispute, controversy or proceeding at law, and any addition, variation or modification to this Agreement shall be void and ineffective unless made in writing signed by the parties. As such, this Agreement revokes and supersedes any other oral or written agreements between the parties, whether or not in writing, that pertain to the subject matter described herein. Notwithstanding the foregoing, the parties agree to continue to be bound by that Confidentiality Agreement dated November 12, 1998.

                               26.  SEVERABILITY
                               -----------------

If any provision of this Agreement or any SLA is invalid or unenforceable with respect to any party, the remainder of this Agreement, or the application of such provision to persons other than those as to whom it is held invalid or unenforceable, is not to be affected and each provision of this Agreement is valid and enforceable to the fullest extent permitted by law.

                              27.  BINDING EFFECT
                              -------------------

This Agreement shall extend to and bind the heirs, personal representatives, successors and assigns of the parties hereto.


                 (REMAINDER OF PAGE LEFT INTENTIONALLY BLANK)

                                 28.  CAPTIONS
                                 -------------

The captions of this Agreement are inserted for convenience only and are not to be construed as part of this Agreement or the applicable SLA or in any way limiting the scope or intent of its provision.

                                29.  NO WAIVER
                                --------------

No provision of this Agreement will be deemed to have been waived by either party unless the waiver is in writing and signed by the party against whom enforcement is attempted. The rights granted in this Agreement are cumulative of every other right or remedy that the enforcing party may otherwise have at law or in equity or by statute and the exercise of one or more rights or remedies will not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

                              30.  REPRESENTATION
                              -------------------

The parties acknowledge and agree that they have been represented by counsel and that each of the parties has participated in the drafting of this Agreement. Accordingly, it is the intention and agreement of the parties that the language, terms and conditions of this Agreement are not be construed in any way against or in favor of any party hereto by reason of the responsibilities in connection with the preparation of this Agreement.

                 (REMAINDER OF PAGE LEFT INTENTIONALLY BLANK)

                                 31.  NOTICES
                                 ------------

All notices hereunder shall be in writing and shall be given by (i) established express delivery service which maintains delivery records, (ii) hand delivery, or (iii) certified or registered mail, postage prepaid, return receipt requested. Notices may also be given by facsimile transmission, provided the notice is concurrently given by one of the above methods. Notices are effective upon receipt, or upon attempted delivery if delivery is refused or if delivery is impossible because of failure to provide reasonable means for accomplishing delivery. The notices shall be sent to the parties at the following addresses:

     As to TRITON:    Triton PCS Property Company L.L.C.
                      c/o Triton Management Company, Inc.
                      375 Technology Drive
                      Malvern, Pennsylvania  19355
                      Attn: President


     As to CROWN:     Crown Communication Inc.
                      375 Southpointe Boulevard
                      Canonsburg, Pennsylvania  15317
                      Attn:  Legal Department

CROWN or TRITON may from time to time designate any other address for this purpose by giving written notice to the other party.

                              32.  GOVERNING LAW
                              ------------------

The laws of the Commonwealth of Pennsylvania, disregarding conflict of law principles, shall govern this Agreement.

                              33.  THIRD PARTIES
                              ------------------

Any obligations imposed on TRITON in this Agreement shall be equally and fully applicable to any other third parties that TRITON brings on to the property or comes upon the property through or under the authority of TRITON.

                   34.  COMPLIANCE WITH FCC RADIO FREQUENCY
                   ----------------------------------------
                            RADIATION REQUIREMENTS
                            ----------------------

                            34.1 FUTURE COOPERATION
                            -----------------------

In the event that TRITON desires to add equipment for new services under a new or revised SLA (subsequent to an existing Site that has been accepted by TRITON in accordance with Section 2.3), TRITON will cooperate with CROWN to identify and resolve any non-compliance with FCC exposure limits prior to construction or as required by the FCC.

                     34.2 PROTECTION OF WORKERS OR PUBLIC
                     ------------------------------------

TRITON agrees to temporarily reduce power to allow for maintenance of the tower upon reasonable notice to prevent possible overexposure of workers to RF radiation.

                           34.3 CROWN'S OBLIGATIONS
                           ------------------------

CROWN agrees not to permit any subsequent installation and/or modification on or to the Site if such installation and/or modification would put any user of the Site into non-compliance with the FCC's exposure limits for radio frequency radiation. CROWN further agrees to limit access to the general public in areas where the FCC's exposure limits are exceeded and agrees to post appropriate signs warning the general population of such limited access. CROWN also agrees to create and maintain a site safety plan including limits to RFE exposure as required by OSHA.

                          34.5 MUTUAL CERTIFICATIONS
                          --------------------------

CROWN and TRITON each certifies to the other that (i) it has adopted (or is in the process of adopting) a safety plan for its employees working in the vicinity of the Site to ensure that no such person is exposed to RF emissions in excess of the limits specified by the FCC; (ii) it has distributed (or will distribute) the safety plans to its employees who have the potential to be exposed to RF emissions in excess of FCC prescribed limits; and, (iii) its employees have been directed to comply with the safety plan. Furthermore, CROWN and TRITON agree that any authorized subcontractors working on either's behalf shall be required to comply with applicable FCC and Occupational Safety and Health Administration ("OSHA") requirements applicable to RF radiation.

                             35.   INDEX OF TERMS
                             --------------------


A Sites...............................................................7, 9, 12
Adjusted Fee............................................................    17
Adjustment Date.........................................................    17
Agreement...............................................................     6
Annual Fee..............................................................    17
B Sites.................................................................  7, 9
BTS.....................................................................    15
Clean Water Act.........................................................    31
Commencement Date.......................................................    16
Confidentiality Agreement...............................................    31
Construction Services..................................   7, 9, 10, 11, 15, 32
CROWN...................................................................     6
Crown Site Acquisition Standards........................................    10
Environmental Hazards.............................................. 24, 29, 30
Event of Default........................................................    27
Facility................................................................ 15, 4
FCC.....................................................................    16
Force Majeure...........................................................     9
Government Approvals....................................................    15
Hazardous Substances.....................................................   31
Improvements......................  9, 10, 12, 15, 17, 19, 23, 25, 16, 32, xiv
Optimization Services....................................................   32
OSHA.................................................................  35, xiv
Pollutants...............................................................   31
Primary Site........................................................ 7, 8, iii
Prime Lease................................................  16, 21, 22, 31, 5
Proposal.................................................................    7
Rent Commencement Date...................................................   17
RFE...................................................................  27, 35
Search Areas..............................................................   7
Site......................................................................   6
Site Acceptance Package...................................................   9
Site Acquisition Package................................................  6, 8
Site Acquisition Services.................................................   9
Site Development Agreement................................................   7
Sites.....................................................................   6
SLA.......................................................................   6
SLA Response............................................................  7, 8
Substantial Completion....................................................   9
Tech Team Visit Checklist.................................................   8
TRITON....................................................................   6
Viable Co-Locate Candidates...............................................   7

                          [INTENTIONALLY LEFT BLANK]

  IN WITNESS WHEREOF, CROWN and TRITON have executed this Agreement as of the date first above written.


TRITON PCS PROPERTY COMPANY L.L.C.
BY: TRITON MANAGEMENT COMPANY, INC., ITS MANAGER


By:     ______________________________
Name:   Clyde Smith
Title:  CTO and Executive Vice-President


CROWN COMMUNICATION INC., A
DELAWARE CORPORATION


By:     ______________________________
John P. Kelly, Executive Vice President
and Chief Operating Officer

            EXHIBIT "A" TO THE MASTER BUILD TO SUIT LEASE AGREEMENT
            -------------------------------------------------------


                                INITIAL SITES*
                                --------------

                             Site and Market Areas
                             ---------------------

---------------------------------------------------------------------------------------------------------------------------
        SITE                   STATE                    BTA              NUMBER OF BUILD TO          CROWN SITE
        TYPE                                                                   SUITS                 ACQUISITION
                                                                                                      SERVICES
                                                                                                      REQUIRED
---------------------------------------------------------------------------------------------------------------------------
         A                 North Carolina        Goldsboro-Kingston                8                    Yes
---------------------------------------------------------------------------------------------------------------------------
         A                 North Carolina      Greenville-Washington               8                    Yes
---------------------------------------------------------------------------------------------------------------------------
         A                 North Carolina           Jacksonville                   4                    Yes
---------------------------------------------------------------------------------------------------------------------------
         A                 North Carolina             New Bern                     8                    Yes
---------------------------------------------------------------------------------------------------------------------------
         A                 North Carolina        Rocky Mount-Wilson                6                    Yes
---------------------------------------------------------------------------------------------------------------------------
         A                 North Carolina           Martinsville                   4                    Yes
---------------------------------------------------------------------------------------------------------------------------
         A                 North Carolina             Norfolk                      2                    Yes
---------------------------------------------------------------------------------------------------------------------------
         B                    Virginia                Danville                     4                     No
---------------------------------------------------------------------------------------------------------------------------
         B                    Virginia              Harrisonburg                   4                     No
---------------------------------------------------------------------------------------------------------------------------
         B                    Virginia               Lynchburg                    12                     No
---------------------------------------------------------------------------------------------------------------------------
         B                    Virginia                Roanoke                      0                     No
---------------------------------------------------------------------------------------------------------------------------
         B                    Virginia                Staunton                     8                     No
---------------------------------------------------------------------------------------------------------------------------
         B                    Virginia               Winchester                    7                     No
---------------------------------------------------------------------------------------------------------------------------
         B                    Virginia            I-64 Richmond to                 4                    No
                                                      Norfolk
---------------------------------------------------------------------------------------------------------------------------
         B                    Virginia            I-95 Richmond to                 5                    No
                                                   Fredericksburg
---------------------------------------------------------------------------------------------------------------------------
         B                    Virginia            I-64 Richmond to                 7                    No
                                                  Charlottesville
---------------------------------------------------------------------------------------------------------------------------
         B                    Virginia                Route 29                     0                    No
                                                 Charlottesville to
                                                     Culpepper
---------------------------------------------------------------------------------------------------------------------------
         B                    Virginia          I-64 Charlottesville               0                    No
                                                   to Waynesboro
---------------------------------------------------------------------------------------------------------------------------
         B                   Tennessee         Kingsport-Johnson City             34                     No
---------------------------------------------------------------------------------------------------------------------------

* This table identifies the areas and approximate number of sites that may become available as new towers in Virginia, North Carolina and Tennessee.

            EXHIBIT "B" TO THE MASTER BUILD TO SUIT LEASE AGREEMENT
            -------------------------------------------------------

                           SITE LEASE ACKNOWLEDGMENT
                           -------------------------

  This Site Lease Acknowledgment (the "SLA") is made this ____ day of _________, 19___, by and between TRITON PCS PROPERTY COMPANY L.L.C. ("TRITON") and CROWN COMMUNICATION INC. ("CROWN"), as part of that certain Master Build to Suit Lease Agreement (the "Agreement") by and between the parties hereto, dated ___________, 1998. Pursuant and subject to the Agreement, CROWN hereby leases that portion of the Site described below for the installation, operation and maintenance of the following wireless communications facility (the "Facility"):

  1. The Facility shall consist of TRITON's right to lease the portion of the Site on that certain parcel of property located in the City of _______________, the County of ________________ in the State of _______________, more particularly described as a ___ feet by ___ feet parcel containing approximately _____ square feet situated at ______, together with the non-exclusive right for ingress and egress, seven days a week, twenty-four hours a day, on foot or motor vehicle, including trucks, and for the installation and maintenance of utility wires, poles, cables, conduits and pipes, over, under or along a ____ feet wide right of way extending from the nearest public right of way, _____________, to the demised premises, said premises and right of way for access being substantially as described in Exhibit "1" to the SLA attached hereto and made a part hereof. In the event any public utility is unable to use the described right of way, CROWN hereby agrees to grant, if CROWN has the ability to grant such right at no additional expense to CROWN, an additional right of way to TRITON at no cost to TRITON.

  2. TRITON shall have the right to install antennas and equipment consistent with the specifications and in the locations described below:

  Manufacturer and type-number:                                   _______

  Number of antennas:                                             _______
  Weight and dimension of antenna(s) (LxWxD):                     _______
  Transmission line mfr. & type no.:                              _______
  Diameter & length of transmission line:                         _______
  Location of antennas (as described in Exhibit "2"
  attached hereto and made a part hereof):                        _______
  Height of antenna(s) on structure:                              _______
  Direction of radiation:                                         _______
  Equipment area/building space dimensions (as described
   in Exhibit "3" attached hereto and made a part hereof):        _______
  Frequencies/Max Power Output                                    _______

  3. Unless otherwise agreed in writing, CROWN shall not be responsible for supplying heating, air conditioning, air conditioning distribution, cable trays, utilities or emergency power.

  4.  The Initial Rent due by TRITON is $ ______.

  5. TRITON acknowledges that CROWN's rights in the Site derive from a certain agreement dated ______ between CROWN and ______, hereinafter referred to as the "Prime Lease" which is to be attached as Exhibit "4" to the SLA attached hereto and made a part hereof. CROWN shall not terminate the Prime Lease prior to the expiration of its term or any subsequent extension terms without the express written consent of TRITON and CROWN shall exercise its rights to extend the term of the Prime Lease to accommodate TRITON's use of the Site. In the event CROWN receives any written notice of failure to pay or failure to perform any covenant, agreement or obligation, CROWN shall notify TRITON of such notice as soon as the notice is received by CROWN pursuant to the terms of the Prime Lease and TRITON may take any such action to cure any such failure if CROWN does not cure the same within the time frame allotted in the Prime Lease. TRITON shall not be under any obligation to take such action but may do so solely at its own discretion. In the event TRITON pays any amount or performs any obligations on behalf of CROWN pursuant to the terms of the Prime Lease, such amounts paid or the reasonable value of the performance may be deducted from the amount that would otherwise be due pursuant to this Agreement.

  6.  TRITON shall have the right to terminate the SLA as provided in Section
2.4.2 of the Agreement.

  IN WITNESS WHEREOF, the parties hereto have set their hands and affixed their respective seals the day and year first written above.


TRITON PCS PROPERTY COMPANY L.L.C.
BY: TRITON MANAGEMENT COMPANY, INC., ITS MANAGER


By:    ____________________
Name:  ____________________
Title: ____________________


CROWN COMMUNICATION INC.,
A DELAWARE CORPORATION


By:  ____________________
John P. Kelly, Executive Vice President
and Chief Operating Officer

                            Exhibit "1" to the SLA
                            ----------------------

                               SITE DESCRIPTION
                               ----------------

                            Exhibit "2" to the SLA
                            ----------------------

                             LOCATION OF ANTENNAS
                             --------------------

                            Exhibit "3" to the SLA
                            ----------------------

                         EQUIPMENT AREA/BUILDING SPACE
                         -----------------------------

                            Exhibit "4" to the SLA
                            ----------------------

                                  PRIME LEASE
                                  -----------

            EXHIBIT "C" TO THE MASTER BUILD TO SUIT LEASE AGREEMENT
            -------------------------------------------------------

                                   EXHIBIT C

                                 SCOPE OF WORK

SERVICES: To enable TRITON to develop, deploy and deliver its PCS network, CROWN has been engaged to perform the various services as more specifically described in the Attachments to this Exhibit C ("Services").



     Work Item                          Site Type  Exhibit   Milestone
     ---------                          ---------  -------   ---------

     Pre-Zoning                                A    C-1      Site Selection
     Pre-Design                                A    C-2      Site Selection
     Site Selection                            A    C-3      Site Selection
     Site Acquisition                      A & B*   C-4      Site Acquisition
     Site Survey                           A & B    C-5      Site Construction
     Environmental Trans. Screen/NEPA      A & B    C-6      Site Construction
     Geotechnical Report                   A & B    C-7      Site Construction
     FAA Survey                            A & B    C-8      Site Acquisition
     Zoning                                    A    C-9      Site Zoning
     Building Permit                       A & B    C-10     Site Construction
     Construction Management               A & B    C-11     Site Construction
     Project Reporting                     A & B*   C-12     Site Construction
     Project Management                    A & B**  C-13     Site Construction
     Closeout                              A & B**  C-14     Site Closeout

*   as noted
** except as noted

DEFINITIONS: For purposes of this Agreement, in addition to the items identified in Section 35 of the Agreement, the following words will have the following meanings:

"Deliverables" means any items or work product arising from the performance of CROWN's Services under this Agreement and delivered to TRITON, including letters of intent, leases, purchase agreements, zoning approvals, building permits, soil, environmental, title and site reports and studies, drawings, status reports and similar data, as are to be provided by CROWN under this Agreement.

"PCS" Equipment means TRITON's towers, antennas and related equipment necessary to deploy and deliver PCS from Sites in the Trading Areas covered by this Agreement.

"RF" means Wireless Facilities, Inc. or other radio frequency engineering resource selected by TRITON.

"Site Selection Milestone" means completing to the satisfaction of the TRITON the Pre-Zoning, Pre-Design and Site Selection Services described in Exhibits C-1 through C-3.

"Site Acquisition Milestone" means completing to the satisfaction of TRITON all Site Acquisition, and FAA Survey Services described in Exhibits C-4 and C-8.

"Site Zoning Milestone" means completing to the satisfaction of TRITON all Zoning Permit Services described in Exhibit C-9.

"Site Construction Milestone" means completing to the satisfaction of TRITON all Site Survey, Environmental Transaction Screen/NEPA , Geotechnical Report, Building Permit, Construction Management, Project Reporting and Project Management services described in Exhibits C-5 through C-7 and C-10 through C-13.

"Site Closeout Milestone" means completing to the satisfaction of TRITON all Closeout and documentation Services described in Exhibit C-14.

"Search Area" means an area defined by RF as the area in which CROWN should identify Viable Candidates as indicated by a search ring overlaid on a map to achieve stated coverage objectives.

"Building Permit" means a permit for construction and any other permits required by the authorities having jurisdiction that must be issued prior to the start of construction.

"Third Parties" means other parties that TRITON or CROWN contract in the performance of their respective obligations under this Agreement.

"Trading Areas" means the BTAs listed in Exhibit A.

                                  EXHIBIT C-1

                             PRE-ZONING (A SITES)

1. CROWN will provide for TRITON approval zoning classifications to be utilized in this phase of the project.

2. CROWN will identify, as defined by TRITON, all zoning jurisdictions within the Search Area. CROWN will obtain zoning maps and regulations for each jurisdiction, identifying all restrictions, including, but not limited to; locations, height restrictions, setback requirements, fence height restrictions, tower fall zones, and other restrictions. CROWN will obtain the names and telephone numbers of zoning and building permit contact persons.

                                  EXHIBIT C-2

                             PRE-DESIGN (A SITES)


1. CROWN will identify and catalog all potential sites available to TRITON from site providers that previously leased space to a CROWN client (to extent consistent with CROWN's confidentiality obligations to such third parties), expressed an interest in leasing space to TRITON or are found in any database listing sites where collocations or communications sites are welcomed or desired ("Friendly Sites").

2. CROWN will analyze the zoning information collected in Exhibit C-1 to predetermine the most viable locations and site types within each search area based on a preliminary zoning prognosis.

                                  EXHIBIT C-3

                           SITE SELECTION (A SITES)


1. RF will issue a search area based on its preliminary design (such design will consider Friendly Sites).

2. RF will deliver search areas to TRITON, which will then issue search areas to CROWN.

3. CROWN, unless terms or TRITON dictate otherwise, must always give preference to sites available under TRITON's existing master lease agreements entered into by TRITON ("Master Leases"). If CROWN cannot utilize sites under Master Leases, written documentation must be provided to TRITON giving justification as to why sites under Master Leases cannot be used.

4. CROWN will visit each search area for the purpose of identifying candidates, catalog ALL viable candidates, prioritize the candidates, and submit the 3 most viable candidates for TRITON approval.

5. A "Viable Candidate" is a site that meets the following criteria:

   5.1. The Candidate meets or exceeds RF design requirements based on acceptable drive tests and/or propagation model results.
   5.2. CROWN has determined that the respective property owner (s) has (have) expressed interest in entering into a lessor-lessee relationship with TRITON.
   5.3. CROWN has determined that the proposed site can be permitted in accordance with local ordinances within the agreed upon timeline set forth in Exhibit F.
   5.4. CROWN has determined that the proposed site is constructible and can be completed within the time limits set forth in Exhibit F.

6. CROWN will prioritize the candidates submitted based on leasing and zoning prognosis to identify the relative viability of the candidates. CROWN will not submit candidates that cannot be leased and zoned within the agreed upon timeline set forth in Exhibit F.

7. CROWN will identify a minimum of three (3) viable candidates for each search area within 20 work days after receipt of the search area from TRITON. CROWN shall have an additional 10 days to identify potential candidates for additional search areas if TRITON has delivered more than 50 search areas to CROWN within a calendar week. If three (3) such candidates are not available, CROWN will furnish to TRITON a written explanation of CROWN's reason(s) why unavailable.

8. CROWN will provide search area reports containing the following minimum information:

   BTA (Trading Area).
   Site name.
   Acquisition Agent.
   GPS coordinates.
   Site locale.
   Site address or exact location if address unavailable.
   4 photos taken from site (photos should be taken for a 360 degree orientation for all collocation Sites).
   Name of site owner and manager and address (if applicable).
   Lessor name and address.
   Proposed monthly lease rate/purchase price/term.
   Physical data (overall structure height, height(s) available to mount antennas, space available for TRITON's electronic equipment, distance for coax from antennas to equipment, tower manufacturer and type, primary use of structure, etc.) Additional specifics will be required as needed by TRITON.
   Presence of transmitters, receivers or antennas visible in the area including operating frequencies, photographs.

   Indicate if space available is/has:


          Clean.
          phone circuits.
          ventilation.
          loading dock.
          pest infestation.
          air conditioning.
          emergency power.
          moisture/water.
          24 hrs/7 day access.
          elevator to equipment room.
          adjacent or nearby man-made or natural obstructions.
          transmitter shelter area - prepare drawings.
          describe exact dimensions and locations.
          electrical service available.
          map with street level detail showing site location.
          additional information to assist with site evaluation.

9. TRITON will approve or reject candidates within seven (7) calendar days or re-design a search area within fourteen (14) calendar days, at TRITON's option.

10. Site Selection is complete when enough candidates have been submitted with enough leasing and zoning information to allow for the designation of a primary and secondary candidate for that search area as provided in Exhibit C-4(2.2).

11. CROWN will utilize necessary resources to comply with TRITON's established scheduled time lines in accordance with this Agreement.

Notwithstanding the foregoing, upon request from CROWN, TRITON may modify its requirements to decrease the number of site candidates for each search area to less than three, if TRITON reasonably believes such reduction will facilitate the objectives of the Agreement.

                                  EXHIBIT C-4

                    SITE ACQUISITION (A & B SITES AS NOTED)


1. GENERAL (A SITES)

   1.1. CROWN shall coordinate closely all site acquisition work with any Third Party and TRITON.

   1.2. CROWN shall coordinate (and attend if necessary) with owners, TRITON, and contractors to provide site access for drive tests, RF evaluation, construction evaluations, or any other reasonable evaluation.

   1.3. CROWN shall provide an Inventory (RF Emissions Inventory), to the extent reasonably possible, of all antennas and microwave dishes on collocation sites providing the carrier, technology, number of channels, transmit and receive frequency, power, antenna gain and type. As part of this inventory CROWN shall provide a sketch locating (dimensioning) each antenna or microwave dish on the structure including rad center. CROWN is not obligated to climb any antenna support facilities or perform any tower mapping to fulfill its obligation under this Section.

2. LEASING AND SITE ACQUISITION (A SITES)


   2.1. CROWN will use CROWN's standard form of lease Agreement as approved by TRITON. CROWN will pursue raw land candidates only when such candidates are a better choice from a cost and time to market prospective as defined by TRITON, or as a backup candidate. Search rings where there are better choice candidates (candidates better than raw land from a time to market prospective) will be removed from the scope of this contract and completed under the Site Development Agreement between TRITON and CROWN dated November 12,1998, if an A site, or be removed from the scope of this contract and completed by others if a B site.

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   2.2.  TRITON shall select one primary and one secondary candidate site per search area for which CROWN shall secure a leasehold or other ownership interest in the primary and the secondary if so requested by TRITON. At its sole discretion, TRITON may reduce the required three candidate sites per search area to one or two sites, as well as require two leasehold interests to be secured.

   2.3. CROWN shall provide a lease summary that provides a summary of all changes to CROWN's standard lease, all language that is not consistent with CROWN's standard lease in the case of an Owner lease, all business terms including but not limited to rate, escalation, access limitations and construction requirements, and a search area analysis that clearly identifies why the lease should be accepted by TRITON.

   2.4. CROWN shall identify and procure any additional easements or secondary ground leases needed for ingress or egress to each site.

3. TITLE & OWNERSHIP (A SITES)

   3.1. Due diligence with respect to title of all sites to be acquired by TRITON (by lease, purchase or otherwise) shall be performed at the option of TRITON as follows:

         3.1.1. Acquire an ownership and encumbrance report ("O&E Report") from a nationally known title insurance company satisfactory to TRITON which sets forth the same information as required for an ALTA title insurance policy described below relating to the proposed site (to the extent ascertainable by the title company);

         3.1.2. Acquire an ALTA title insurance policy on ground leases, insuring that CROWN is the owner of the leasehold estate created by the lease covering the site in question, such policy to be issued by a nationally recognized title insurance company acceptable to TRITON and CROWN and to be in such amount and to contain such exceptions to title as are satisfactory to TRITON and CROWN and in this regard the title insurance requirements to be followed by CROWN with respect to the insuring of the leasehold shall be as requested by TRITON.

   3.2. CROWN shall manage all title curative work identified in the title report analysis.

4. THIRD-PARTY SERVICES (A & B SITES EXCEPT AS NOTED)

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

   4.1. Perform or coordinate with the third party to ensure that all applicable due diligence tests and studies have been performed prior to the start of site construction to determine to TRITON's and CROWN's reasonable satisfaction that the proposed site is suitable for TRITON's and CROWN's intended use, including, but not limited to:

        4.1.1. with respect to ground lease sites and vacant land sites only, soil suitability and compaction testing in accordance with Exhibits C-6 and C-7;

        4.1.2. with respect to sites where TRITON's electronic equipment will be located on or in existing improvements constructed prior to 1980, obtain an asbestos survey; and

   4.2. CROWN shall order and manage (except for title reports for B Sites) and receive, review, analyze, and make recommendations for TRITON review for title reports, environmental reports, structural reports, geotechnical reports, surveys, and other evaluations as required during the development of the site..

   4.3. CROWN shall manage the services provided by architects, engineers, environmental consultants, surveyors and other third-party contractors as may be required to carry out this component of service. All such third-party contractors shall contract directly with CROWN to provide their services. TRITON reserves the right to approve or disapprove any third-party contractors or consultants recommended by CROWN.

   4.4. CROWN shall procure and provide owner information for the purpose of site design including, but not limited to: existing drawings, deeds, zoning ordinances, zoning checklists, drawing review checklists, zoning maps, tax maps, frequency and antenna spacing information and owner limitation on the use of space.

5. CONFIRMATIONS (A SITES, EXCEPT AS INDICATED)

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

   5.1. The following shall be performed and confirmed in writing by CROWN or CROWN shall coordinate with a Third Party to perform and confirm in writing:

        5.1.1.  Legal access to the site;

        5.1.2. The site will have adequate utility service available consistent with specifications provided by TRITON to CROWN;

        5.1.3. Necessary building permits or other required governmental approvals relating to the construction and installation of TRITON's and CROWN's equipment or other improvements at the site (A & B Sites);

        5.1.4. No easements, conditions, restrictions, liens or other matters exist of record which negatively impact TRITON's or CROWN's ability to use the site for its intended purposes, and that there are no delinquent taxes or assessments;

        5.1.5. Properly zoned for TRITON's and CROWN's intended use or whether a zoning change or variance will be necessary;

        5.1.6. Receipt in a recordable form of a Memorandum of Lease and any Subordination and Non-Disturbance Agreements for signature by applicable parties, substantially in forms provided by CROWN and reasonably acceptable to TRITON;

        5.1.7. That CROWN has obtained detailed construction drawings and plans and specifications for all improvements to be constructed or located upon the site (A & B Sites);

        5.1.8. Obtain resolutions or other appropriate authorizations or consents pertaining to the due execution and delivery of the lease in question by the lessor/owner of the site.

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6.  LAND PURCHASE (A SITES)

    6.1.0 If the site is to be acquired by purchase, CROWN shall in addition to Sections 1 through 5 above:

           6.1.0.1 Complete all due diligence items to TRITON's and CROWN's reasonable satisfaction which are conditions to CROWN's purchase of a site as set forth in a purchase agreement (which is to be substantially in the form provided by CROWN and acceptable to TRITON), including, without limitation, all requirements and conditions pertaining to title insurance, survey matters, soil testing, environmental compliance, governmental authorizations and approvals relating to the development of the site for TRITON's and CROWN's intended use of it, the availability of adequate utility service and legal access to the site, and any other matters permitted by the terms and provisions of a purchase agreement to enable TRITON and CROWN's to reasonably determine whether the site is suitable for TRITON's and CROWN's intended use of it;

           6.1.0.2 Collect from the seller of the site for delivery to CROWN all documents, surveys, drawings and other information pertaining to the site which the seller is required to deliver to CROWN pursuant to the terms of a purchase agreement;

           6.1.0.3 Assure that all requirements of the title company with respect to the issuance of its policy of owner's title insurance are satisfied prior to the closing date, to the extent feasible, but if CROWN completes the purchase of a site with outstanding title requirements unsatisfied, and CROWN has so advised TRITON in writing thereof, then CROWN has no liability or responsibility to TRITON with respect to any such unsatisfied requirement.

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                                  EXHIBIT C-5

                           SITE SURVEY (A & B SITES)

1. The Topographic Survey shall be completed within ten (10) business days from the "Notice to Proceed". Some sites may require a second trip to stake out monopole/tower foundation centerpoints. All surveys will provide sufficient information to complete an accurate set of zoning and construction drawings and shall conform to the requirements of the municipality having jurisdiction.

   1.1.  Metes and Bounds survey

   1.2. Prepare a boundary survey of the lease area. Show length and bearing of each line and all significant surface features. This includes natural features such as lakes, ponds, streams, rock formations, etc. Show all easements, buildings, utility lines (overhead or underground), fences, driveways, etc. Tie base area to the parcel containing lease area. Indicate total square footage area of site and acreage.

   1.3. Prepare a contour survey of the lease area. Use contour intervals of one (1) foot or as required by zoning regulations unless otherwise directed. Contour lines shall extend 25 feet beyond the boundary of the leased area in all directions or as required by zoning regulations.

   1.4.  Indicate roads abutting the property with applicable rights-of-way.

   1.5. Stake center point of monopole, tower leg and guy wire anchor pier foundations.

   1.6.  Stake corner of lease boundary.

   1.7.  Set an elevation control point or bench mark.

   1.8. Coordinate longitude/latitude conforming to the North American Datum of 1927 (NAD27) or 1983 (NAD83), as agreed to by TRITON and CROWN.

   1.9. Show North (true) using two points with backsight. Stake one azimuth off True North (Sector A per RF design).

   1.10. Include a title block with surveyors' name and address, telephone number, and date of survey on the drawing. The surveyor's name, address, date of map production, and registered land surveyor's seal shall appear on each drawing.

   1.11. Indicate whether or not the property is located in a flood zone, and if so, show the limits of the 100-year flood hazard.

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

   1.12. Provide a 2C Certificate meeting the FAA regulations for all new structures and existing structures over 199' or where applicable to meet FAA regulations. The coordinates and elevation shall be determined for the highest point on the structure or a point determined by TRITON. The certificate shall include the registered land surveyor's seal.

   1.13. The surveyor shall provide three copies of the drawings on mylar or high quality bond paper and an electronic file of the drawing. The electronic file shall be in AutoCAD Release 12 or higher version.

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                                  EXHIBIT C-6

                  ENVIRONMENTAL SCREENING/NEPA (A & B SITES)

1. CROWN will provide an Environmental Transaction Screen or a Phase I Environmental Site Assessment at TRITON's option .

   1.1. PHASE I ENVIRONMENTAL SITE ASSESSMENT (ESA)
   -----------------------------------------------

        1.1.1. Schedule: All Phase I shall be completed within ten (10) business days from "Notice to Proceed".

        1.1.2. The purpose of a Phase I ESA is to identify and define recognized environmental conditions within the range of contaminants within the scope of the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) and petroleum products. As such, the Phase I ESA satisfies one of the requirements to qualify for the innocent Company defense to CERCLA liability: that is, the practices that constitute "all appropriate inquiry into the previous Ownership and uses of the property consistent with good commercial or customary practice," as defined in 42 USC 9601(35)(B). The ESAs will be conducted in accordance with American Society for Testing and Materials
                (ASTM) Standard: E 1527-94 Practice for Environmental Site Assessments for Commercial Real Estate, and will consist of four components: records review, site reconnaissance, interviews, and a Phase I report. In addition, the Federal Communication Commission's (FCC) checklist for the National Environmental Policy Act (NEPA) will be completed as part of the Phase I ESA report. Each of the Phase I ESA components is discussed in the following subsections.

        1.1.3.  Records Review

            1.1.3.1. The record review will include a review of environmental databases, physical setting sources, and historical use information. The environmental database search will include both federal and state databases to ASTM-specified radii of the site. Databases will include the National Priorities List; the Comprehensive Environmental Response, Compensation, and Liability Information System (CERCLIS); Resource Conservation and Recovery Information System (RCRIS) treatment, storage and disposal facilities and generators; Emergency Response Notification System; state list of hazardous waste sites; state landfill and/or solid waste disposal sites; state leaking underground storage tank sites (USTs); and state registered USTS. A current U.S. Geological Survey (USGS) 7.5 minute topographic map will be obtained for the area in which the property is

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

                      located to evaluate the physical setting. USGS or state ground water and geological maps may be obtained in some instances to provide further information. Historical use information will be obtained from the present to the property's first developed use or to 1940, whichever is earlier. Historical sources to be reviewed may include aerial photographs, fire insurance maps, property tax files, recorded land title records, USGS maps, local street directories, building department records, and zoning and land use records. In addition, records will be reviewed to determine designated wilderness areas or preserve, threatened or endangered species, Indian religious sites, flood plains, wetlands, and zoning for high intensity white lights under the National Environmental Policy Act.

        1.1.4.  Site Reconnaissance

            1.1.4.1. A site reconnaissance will be conducted to obtain information indicating the likelihood of identifying recognized environmental conditions in connection with the property. An environmental professional will visit the site and visually and physically observe the property and any structures on the property. The interiors of any structures will be inspected. The methodology used and any limitations to the observations will be documented. Uses and conditions to be evaluated include current and past use of the property and adjoining properties and surrounding area; geologic, hydrogeologic, hydrologic, and topographic conditions; structures; roads; potable water supply; sewage disposal; hazardous substances to include asbestos and petroleum products; storage tanks; odors; pools of liquid; drums; containers; polychlorinated biphenyls (PCBs); heating/cooling; stains or corrosion; drains and sumps; pits, ponds, or lagoons; stained soil or pavement; stressed vegetation; solid waste; waste water; wells; and septic systems. In addition, threatened or endangered species, and wetlands will be identified during the site reconnaissance.

        1.1.5.  Interviews

            1.1.5.1. An environmental professional will conduct interviews with the property owner and occupants and local government officials to obtain information indicating recognized environmental conditions in connection with the property. The information sought during the interviews will be the same as the uses and conditions to be observed during the site reconnaissance. The transaction screen questionnaire in ASTM Standard E 1528-93 Environmental Site Assessments:
                      Transaction Screen Process will be used during the interviews. Prior to the site visit the property owner, site manager, or user will be contacted to obtain any helpful documents, such as environmental audit reports, environmental permits, registrations for

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                       storage tanks, hydrogeological or geotechnical studies,
                       etc. Local agency officials to be contacted may include the fire department, public health department, etc.

        1.1.6.  Phase I ESA Report



            1.1.6.1. The report format will follow the table of contents recommended in Appendix X2 of ASTM E 1527-94, as follows:

               1.0.      Summary

               2.        Introduction

                         2.0.  Purpose
                         2.1.  Special Terms and Conditions
                         2.2.  Limitations and Exceptions to Assessment
                         2.3.  Limiting Conditions and Methodology used

               3.        Site Description

                         3.0.  Location and Legal Description
                         3.1.  Site and Vicinity Characteristics
                         3.2. Descriptions of Structures, Roads, Other Improvements
                         3.3.  Information on Environmental Liens or
                               Specialized Knowledge
                         3.4.  Current Uses of the Property
                         3.5.  Past Uses of the Property
                         3.6.  Current and Past Uses of Adjoining Properties

               4.        Records Review

                         4.0.  Environmental Database Search
                         4.1.  Physical Setting Sources
                         4.2.  Historical Use Information
                         4.3.  Additional Record Sources

               5.        Information from Site Reconnaissance and Interviews

                         5.0. Hazardous Substances in Connection with Identified Uses
                         5.1.  Hazardous Substance Containers and
                               Unidentified Substance Containers
                         5.2.  Storage Tanks
                         5.3.  Indications of PCBs

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                         5.4.  Indications of Solid Waste Disposal
                         5.5.  Physical Setting Analysis
                         5.6.  Any Other Conditions of Concern
                         5.7.  Site Plan

               6.        FCC Checklist for National Environmental Policy Act

               7.        Findings and Conclusions

               8.        Qualifications/Signatures of Environmental
                         Professionals

            1.1.6.2 The report appendices will include the USGS map; the environmental database search report; any documentation of past use, such as property tax files and land title records; photographs; any documentation such as previous environmental reports; and copies of the ESA transaction screen questionnaire used during interviews.

            1.1.6.3 The FCC checklist for NEPA investigations will also be provided as an appendix in the Phase I ESA report. This FCC checklist will include answering the following questions:

                    1. Is the proposed facility located in an officially
                       designated wilderness area?
                    2. Is the proposed facility located in an officially
                       designated wilderness preserve?
                    3. Will the proposed facility likely affect threatened or
                       endangered species or designated critical habitats?
                    4. Will the proposed facility likely jeopardize the
                       continued existence of any proposed endangered or threatened species?
                    5. Will the proposed facility likely result in the
                       destruction or adverse modification of proposed critical habitats (as determined by the Endangered Species Act of 1973)?
                    6. Will the facility affect districts, sites, buildings,
                       structures or objects, significant in American history, architecture, archeology, engineering or culture, that are listed (or eligible for listing) in the National Register of Historic Places?
                    7. Will the facility affect Indian religious site(s)?
                    8. Is the facility located in a flood plain?
                    9. Will construction of the proposed facility involve
                       significant change in surface features (e.g., wetland fill, deforestation or water diversion)?
                    10. Is the proposed facility located in a residential neighborhood and is required to be equipped with high intensity white lights (as defined by local zoning law)?

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

1.1.6.4 The RF Exposure Screening Under NEPA will not be included as part of this work. Specifically the following questions will not be answered.

                  1. Will the proposed NON-ROOFTOP facility equal or exceed
                        total power (of all channels) of 2000 Watts ERP (3280 Watts EIRP) and have antennae located less than 10 meters above ground level?

                  2. Will the proposed ROOFTOP facility equal or exceed total power (of all channels) of 2000 Watts ERP (3280 Watts
                        EIRP)?

2. At TRITON's option and expense, CROWN will oversee and cause to be performed activities required to complete the Environmental Screening requirement on radio frequency emissions to determine whether the proposed facilities are located where an operator or transmitter would cause human exposure to levels of radio frequency radiation in excess of the limits specified in Subsections 1.1310 and 2.1093, 47 C.F.R. (Applications to the FCC for construction permits, licenses to transmit or renewals thereof, equipment authorizations or modifications in existing facilities must contain a statement confirming compliance with the radio frequency limits unless the facility, operation or transmitter is categorically excluded as discussed in Subsection 1.1307. Technical information showing the basis for this statement must be submitted to the FCC upon request.) This particular Environmental Screening requirement shall be sufficient to uncover the impact or potential impact of any such jurisdictional requirements, including but not limited to, regulatory filings, hearings, approvals, and/or fees, site sampling, testing, or relocation of the site requirements.

3. CROWN agrees that the results of any and all Environmental Screening performed by sub-contractor or third party ("Third Party") shall be timely reported to TRITON. CROWN acknowledges that the timely reporting of such information may influence the site acquisition decision, and CROWN shall pro-actively work in good faith with TRITON to arrive at the optimal site acquisition decision in light of such information. CROWN agrees to seek indemnification for TRITON from the Third Party for any costs, including reasonable attorney fees associated with any environmental remediation, fine or other penalty imposed on TRITON as the direct or indirect result of Third Party's failure to detect such impact or requirement as described in this Exhibit C-6. Should CROWN not obtain this indemnification for TRITON in CROWN/Third party agreement, CROWN agrees to indemnify TRITON for any costs, including reasonable attorney fees associated with any environmental remediation, fine or other penalty imposed on TRITON as the direct or indirect result of Third party's failure to detect such impact or requirement as described in this Exhibit C-6.

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                                  EXHIBIT C-7

                       GEOTECHNICAL REPORT (A & B SITES)

CROWN through a Third Party will obtain Geotechnical report for applicable land sites.

   1.0. GEOTECHNICAL INVESTIGATIONS
   --------------------------------

       1.0.1. Geotechnical Investigations shall be completed within ten (10) business days from "Notice to Proceed". Geotechnical investigations, testing, and reporting will allow tower foundation design by others including but not limited to the following:

       1.0.2.  Written report shall include the following:

               .   Site Identification number
               .   Site Address
               .   Project description
               .   Purpose and scope of service
               .   Site description and local geography
               .   Seismicity (if applicable)
               .   Subsurface conditions
               .   Groundwater information
               .   Site map of boring area

       1.0.3.  Tower Data should include but not be limited to:

               .   Assumed tower foundation type
               .   Recommended tower foundation types
               .   Ultimate end bearing pressure

       1.0.4.  Soil Data should include but not be limited to:

               .   The depth in which each sample is based
               .   Resistivity Test (list type of test and conditions at test site)
               .   Composition of soil at depths
               .   Soil unit weight (pcf) moist and submerged
               .   Friction angle (deg)
               .   Cohesion (ksf)
               .   Ultimate side friction (ksf)
               .   Shear strength (psf)
               .   Modulus of subgrade reaction (pci)
               .   50% strain value

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               .   Ground water depth
               .   Topsoil/Pavement depth
               .   Maximum frost depth
               .   Passive pressure (psf)

       1.0.5.  RECORD OF SUBSURFACE EXPLORATION
       ----------------------------------------

               .   One 40 foot boring per site with sampling at 5-foot intervals with Split Spoon Sampling and Thin Wall tubes in
                   representative samples of cohesive materials.
               .   No rock coring required
               .   Laboratory testing consisting of gradations and Atterberg
                   limits on representative materials. Strength tests limited to unconfined compressive tests on representative cohesive materials.

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                                  EXHIBIT C-8

                           FAA SURVEY (A & B SITES)

1. FAA Survey to be coordinated and tracked by RF or as otherwise specified by TRITON.

2. CROWN is responsible to verify the completion of the survey, review the report, and advise TRITON of approval or "not applicable" status prior to a construction Notice To Proceed.

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                                  EXHIBIT C-9


                               ZONING (A SITES)


1. CROWN will upon identification of a primary candidate, develop and continuously manage a relationship with the appropriate zoning authorities and potential community and jurisdictional opposition groups to eliminate zoning hearing suprises and ensure timely zoning approval of the site.

2. CROWN will represent TRITON at planning commission, review board, city council, historical commission, and any other entity necessary to secure zoning approvals and building permits. TRITON will reasonably cooperate with CROWN in such process, including, as reasonably determined by CROWN, making employees/agents of TRITON available to participate at any such meeting.

3. CROWN will prepare and submit all zoning applications and appeals with required drawings, and other related materials and obtain any required zoning approval.

4. CROWN will attend all required hearings and represent TRITON at TRITON's request, provided however, if reasonably requested by CROWN, TRITON shall also attend such hearings.

5. CROWN will determine needed compliance with any subdivision regulations for purchased sites.

6. CROWN will secure zoning approval as evidenced by the jurisdictions required documentation to the extent required to successfully request and have a building permit issued to CROWN. CROWN will provide a determination in writing in the event the jurisdiction does not provide evidence of approval.

7. CROWN will provide a written zoning strategy for TRITON's prior approval for any site or group of sites where there is significant potential for strong opposition or rejection. The zoning strategy will include an estimate of cost for all required expert testimony and legal counsel.

8. CROWN will be excused from obligations set forth in this Exhibit C-9 to provide a zoning permit that will result in a building permit upon fulfilling the following requirements:

     . CROWN has in good faith attempted to procure such permits and to no fault of CROWN, the jurisdiction has refused permitting or otherwise prevented a permit from being issued, or the site cannot be leased.

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

     . CROWN has diligently pursued the site and met the zoning submission timeline consistent with the zoning approval forecast identified in Exhibit F, or the site cannot be leased.

     . There is no site in the search area that can be permitted as defined in the jurisdiction's ordinance or such site that can be permitted can not be leased.

     . CROWN no longer has sufficient work available in the applicable Trading Area to warrant in-market resources as agreed by TRITON and CROWN.

     . A minimum of 18 months has elapsed since the release of search areas to CROWN.

     . A written request to be excused from the requirements of Exhibit C-9 has been provided by CROWN to TRITON. Such written request will provide a complete list of all RF acceptable sites in the search area along with a chronology of contacts and a detailed disposition of each site (why they cannot be zoned or leased).


9. CROWN will staff at CROWN's expense an M.I.S. graphics specialist and provide the necessary associated equipment to prepare photo simulations. Photo simulation will be a critical tool in obtaining landlord and zoning approval.

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                                 EXHIBIT C-10

                         BUILDING PERMIT (A & B SITES)


     CROWN shall apply for, coordinate/track and obtain building permit. . TRITON will for itself and shall cause its subcontractors to cooperate with Crown in this process. CROWN will be excused from this obligation if:

 .    CROWN has in good faith attempted to procure such permits and to no fault of CROWN, the issuing authority has refused permitting or otherwise prevented a permit from being issued, or the site cannot be leased.

 .    CROWN has diligently pursued the Site and met the building permit submission timeline consistent with the building permit approval forecast identified in Exhibit F, or the Site cannot be leased.

 .    There is no Site in the search area that can be permitted as defined in the jurisdiction's ordinance or such site that can be permitted cannot be leased.

 .    CROWN no longer has sufficient work available in the applicable Trading
     Area to warrant in-market resources as agreed by TRITON and CROWN.

 .    A minimum of 18 months has elapsed since the release of search areas to
     CROWN.

 .    A written request to be excused from the requirements to Exhibit C-10 has been provided by CROWN to TRITON. Such written request will provide a complete list of all RF acceptable sites in the search area along with a chronology of contacts and a detailed disposition of each site (why they cannot be permitted or leased).

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                                 EXHIBIT C-11

                     CONSTRUCTION MANAGEMENT (A & B SITES)


1.   PRE-CONSTRUCTION PLANNING

     1.1. In support of the pre-construction planning requirements, CROWN will complete the following activities:

     1.2. Conduct construction feasibility assessments with all applicable contractors to assess construction costs, identify potential problems, and develop the most efficient design for each of the Sites. Coordinate the production and review of all construction drawings to comply with TRITON's specifications and requirements set forth in
          Exhibit I.

     1.3. Coordinate and manage new service requests, field surveys and the installation of power and telephone service to manage the delivery of new utility service on time and in compliance with TRITON's specifications. Act as a liaison with local building jurisdictions to expedite and obtain construction permits , answer questions and provide additional information as required. TRITON will provide the necessary power of attorney or other authorization for CROWN to obtain power on TRITON's behalf if required by the power company. TRITON will also assist CROWN in setting up an escrow account to expedite power delivery if required by the power company.

     1.4. Qualify and select Construction subcontractors. Develop and deliver request for quotation packages, perform pre-bid meetings (bid walks) with Construction subcontractors, and systematically evaluate the responses. Each subcontractor is required to participate in a thorough qualification process during which CROWN will verify, through review of relevant documents that each is fully insured and has obtained all required local, state and federal licenses and certifications. Review safety programs and records, references and the financial viability of any subcontractor. Coordinate subcontractor selection activities with TRITON.

     1.5. At TRITON's request and additional expense (i) procure materials and supplies from wireless industry suppliers and manufacturer and (ii) implement a customized inventory management system, designed to effectively control material orders and their distribution.

     1.6. Provide Material takeoff, expediting, and warehousing support as required by TRITON.

     1.7. Develop a Master Construction Plan that includes a detailed schedule for each of the Sites. CROWN shall continuously monitor and update to ensure compliance with project milestones.

     1.8. Coordinate with TRITON to minimize, to TRITON's satisfaction, the use of the same contract labor or contractors (by CROWN and TRITON) to build the Sites.

2.   CONSTRUCTION EXECUTION

     2.1.  In support of construction execution, CROWN will:

     2.2. Conduct pre-construction meetings with subcontractors, property managers and utility service providers to ensure that construction objectives, property owner concerns and site specific requirements are understood and agreed upon by all parties involved in the buildout of TRITON's network.

     2.3. Provide supervision of all construction activities to minimize disruption to property owners, to adhere to construction specifications and standards, and complete construction in compliance with the terms of this Agreement, without limitation, Exhibit F.

3.   QUALITY ASSURANCE

     3.1.  As part of its quality assurance services, CROWN will:

     3.2. Conduct a thorough quality assurance inspection upon completion of each site, ensuring that each of TRITON's punch list items are resolved within 48 hours.

     3.3. Coordinate and attend site inspections with all local building department representatives.

     3.4. Prepare detailed as-built drawings that accurately reflect the installation at each site.

     3.5. Close out each site by compiling and providing TRITON with a comprehensive site completion package. This package will create an historical record of everything related to the construction of the site and includes, without limitation, site identification data, construction permit documentation, material reconciliation construction test results, site photographs and as-built drawings.

                                 EXHIBIT C-12


                   PROJECT REPORTING (A & B SITES AS NOTED)


CROWN will provide TRITON with weekly information regarding the progress of the work. A list of the tasks that must be reported is found in the matrix below and next to it a definition of the task and the abbreviation of the site specialist responsible for reporting the task. This information will be put into a format acceptable to TRITON. Each status report must include all the following items as they have changed during that reporting interval. Next to each task must be included the date it was completed or the expected date of completion. Intervals for information reporting will be established by TRITON Project Manager in the market.


          MILESTONE & TASK REPORTING RESPONSIBILITIES AND DEFINITIONS
          -----------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
MILESTONE/TASK NAME      MILESTONE/ TASK DESCRIPTION                                      RESPONSIBILITY    SITE
-------------------      ---------------------------                                      --------------    ----
                                                                                                            TYPE
-----------------------------------------------------------------------------------------------------------------
RELEASE SEARCH AREA      The date that Search Area has been issued by TRITON to               TRITON
                         CROWN.
-----------------------------------------------------------------------------------------------------------------
CANDIDATE IDENTIFIED     The date that the Site Acquisition has submitted a SITE                SA            A
                         CANDIDATE SA A APPROVAL FORM for 3 viable candidates to
                         TRITON Project Management and the RF group.
-----------------------------------------------------------------------------------------------------------------
RF APPROVAL              The date that the RF Engineer determines that the                      RF
                         Candidate in question will provide the coverage
                         needed for this area.
-----------------------------------------------------------------------------------------------------------------
PRIMARY DESIGNATED       The date that the best candidate for the search area                 TRITON
                         has been selected . The Primary site is the site
                         that is intended to be the site that TRITON builds.
-----------------------------------------------------------------------------------------------------------------
TECH. TEAM VISIT         The date that the team of RF, Site
                         Acquisition, Zoning, Construction                                    SA, RF,       A & B
                         and Interconnect meet at the site to Plan the site                   PZ, CM
                         design, determine the location of ALL equipment and                    IC
                         utility runs and create a site sketch.
-----------------------------------------------------------------------------------------------------------------
LEASE PROCESS            This date incorporates the entire lease process from                 SA              A
                         beginning to end. The completion date for this
                         task is when the Primary Lease is fully executed by
                         Landlord and TRITON, all easements are obtained,
                         secondary landowner leases are fully executed and any
                         other site license requirements have been obtained.
-----------------------------------------------------------------------------------------------------------------
STRUCTURAL               This is the date when all structural evaluations and                 CM            A & B
                         engineering has been completed, allowing for
                         all construction documents to be completed which
                         includes all requirements for building permits and
                         bidding purposes.
-----------------------------------------------------------------------------------------------------------------
SURVEY                   The date of the land survey being completed. In this                 CM            A & B
                         case, surveys will only be conducted on raw land sites.
-----------------------------------------------------------------------------------------------------------------
ENVIRONMENTAL            This includes the date of completion of all                          CM            A & B
                         environmental analysis such as Transaction
                         Screens, Phase I's, NEPA, Asbestos studies, Wetland
                         studies and RF Emission studies.
-----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
GEOTECH                  Geotechnical study of soil completed for foundation design.          CM        A & B
----------------------------------------------------------------------------------------------------------------
FAA & AM STUDIES         Date of the Airspace study program run and FAA filing completed      RF
                         if required, and the Evaluation, re-tuning and re-evaluation required to locate antennas on an AM transmission site.
----------------------------------------------------------------------------------------------------------------
ZONING DRAWINGS          The date that the Drawings for Zoning applications have been         CM        A & B
                         completed.
----------------------------------------------------------------------------------------------------------------
APPLICATION DEADLINE     The deadline date for turning in the application which initiates     PZ          A
                         the process of putting the project on the hearing board's calendar in the jurisdiction.
----------------------------------------------------------------------------------------------------------------
ZONING APPLICATION       The date that the ZONING APPLICATION has actually been submitted     PZ          A
SUBMITTED                to the jurisdiction.
----------------------------------------------------------------------------------------------------------------
HEARING DATE             Actual date of the HEARING for that site in the jurisdiction.        PZ          A
----------------------------------------------------------------------------------------------------------------
POWER ORDERED            The date that first contact has been made to the electrical          CM        A & B
                         utility for ordering power to the site.
----------------------------------------------------------------------------------------------------------------
TOWER ORDER AND DELIVERY This is the start date that the TOWER ORDER (monopole, etc.) is      CM        A & B
                         placed from the tower manufacturing company, and the finish date that the tower is delivered.
----------------------------------------------------------------------------------------------------------------
FOUNDATION DESIGN ORDER  This is the start date that the FOUNDATION DESIGN is ordered from    CM        A & B
& DELIVERY               the tower manufacturing company, and the finish date that the
                         FOUNDATION DESIGN is delivered.
----------------------------------------------------------------------------------------------------------------
CONSTRUCTION DRAWINGS    The start and finish dates for the start and completion of the       CM        A & B
                         CONSTRUCTION DRAWINGS.
----------------------------------------------------------------------------------------------------------------
ZONING APPROVAL          The date of the completion of the ZONING APPROVAL process with       PZ          A
                         all documents required (resolution, etc.) that enable the building permit to be applied for or obtained. The start date for this task is the day of the hearing (if applicable).
----------------------------------------------------------------------------------------------------------------
TELCO ORDERED            The date of the first contact with the TELCO service provider for    IC
                                 the site.
----------------------------------------------------------------------------------------------------------------
OBTAIN PERMITS           The finish date for this task is the date that ALL construction      CM        A & B
                         permits for the site have been approved. The start date for this task is the date that the first permit is applied for.  The finish date for this task is the date the last permit is received
----------------------------------------------------------------------------------------------------------------
NTP TO GC                The date that the NOTICE TO PROCEED has been issued to the General   CM        A & B
                         Contractor. The  is the document that gives the General Contractor permission to enter the site and begin construction.
----------------------------------------------------------------------------------------------------------------
CONSTRUCTION START       This is the date that the General Contractor starts construction at  CM        A & B
                         the site.
----------------------------------------------------------------------------------------------------------------
ANTENNA SYSTEM           The finish date for this task is the date that the antenna system    CM        A & B
                         installation is complete and ready for testing. The start date for this task is the first day of construction.
----------------------------------------------------------------------------------------------------------------
POWER COMPLETE           The finish date for this task is the date that all electrical        CM        A & B
                         wiring is complete and the power utility has installed the power to the site. The start date for this task is the first day of construction.
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
SUBSTANTIAL COMPLETION   This is the date that the General Contractor has substantially         CM       A & B
                         Completed the work at the site. This does not include punch list or clean up items. In order for a site to be substantially complete all items that enable the site to go into service must be complete.
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
TELCO ACCEPTANCE         This is the date that the TELCO service provider has completed         IC
                         their installation and testing of T 1 service and the conduits needed to bring service from the DEMARK to the BTS are
                         installed. There must  be a complete circuit from the BTS to the Switch.
----------------------------------------------------------------------------------------------------------------
VENDOR INTEGRATE SITE    This is the date that the Equipment Vendor (Ericsson or Nortel)      TRITON
                         have completed the installation of the BTS and integrated it into the Switch. The start date for this task will be the day that the vendor installs the BTS.
----------------------------------------------------------------------------------------------------------------
RF OPTIMIZATION          This is the date that the RF group completes the RF optimization       RF
                         of the site after it is transmitting signal.
----------------------------------------------------------------------------------------------------------------
ON AIR                   This is the date that the site is transmitting signal and            TRITON
                         the site is ready for on air service.
----------------------------------------------------------------------------------------------------------------
  LEGEND                 SA = Site Acquisition     RF = RF Engineering    PZ = Planning & Zoning
                         CM = Construction Management    IC = Interconnect Engineering (TRITION)

In addition to the items listed above, CROWN is required to provide to TRITON core site data, such as the site address. A list of this core site data will be provided upon CROWN entering the market. Additional items to report may be added to the above list as reasonably determined necessary by TRITON.

In the case of the B Sites, independent contractors not affiliated with CROWN have been engaged by TRITON to perform the Site Acquisition and Planning and Zoning tasks tracked in this Exhibit C-12

                                  EXHIBIT C-13


                PROJECT MANAGEMENT (A & B SITES EXCEPT AS NOTED)


1. CROWN will provide as they relate to requirements imposed upon CROWN by this Agreement (ie. Excluding Site Acquisition Services in B Sites), the following services:

   1.1. Develop and implement a thorough deployment plan which tracks all activities associated with site acquisition (A Sites only) and construction management for each Site. The deployment plan will clearly articulate schedule dependencies and critical path elements, identify the allocation of resources, and update regularly to reflect the actual deployment.

   1.2. Implement a quality assurance program which ensures that all activities are performed to the highest quality standards .

   1.3. Utilize a comprehensive cost accounting system which will include, at a minimum, procedures for conducting financial transactions, financial tracking and management, and comprehensive financial reporting .

   1.4. Implement a comprehensive relational database that allows single entry and sharing of all project data. Reporting capabilities must be developed to accommodate any reasonable TRITON request.

   1.5. Implement comprehensive reporting mechanisms so that detailed site progress is tracked on a daily basis and complete reports are provided when required by TRITON.

   1.6. Implement a comprehensive filing system which ensures that all relevant site information is organized and available. Utilize electronic means whenever possible.

   1.7. Manage and coordinate interactions among site acquisition, zoning and other disciplines (A Sites only) and construction management and other disciplines involved in the system deployment (e.g., RF engineering, network engineering, marketing). Ensure that both formal and informal communications among these disciplines are effective and in the best interest of TRITON.

                                       EXHIBIT C-14


             CLOSEOUT DOCUMENTATION (A & B SITES, EXCEPT AS NOTED)

Upon completion of the project, compile and produce a file, binder or comparable package for each site, containing the following minimum information as applicable to each site.

1.  Original Lease/Purchase Agreement (A sites only)
2.  Recorded Memorandum of Lease (A sites only)
3.  Original Easements (A sites only)
4.  Site Candidate Report with Photo's (A sites only)
5.  Site Survey
6.  Geotechnical Report
7.  Environmental Report with TRITON approval
8.  Structural Analysis
9.  Title Report, Insurance Policy and other curative documentation (A sites only)
10. FAA consultant study
11. FAA approval
12. Zoning Approval and Use Permit (A sites only)
13. FCC Tower Registration
14. List of all sub-contractors, vendors and A/E trades used on the site, with contact names, address and telephone numbers listed for each.
15. Test reports for concrete, grounding systems and other construction related items
16. Stamped tower and tower foundation drawings along with tower design calculations
17. Stamped equipment shelter plans (if used)
18. Antenna system sweep test results
19. Site construction progress photographs
20. Full lien waivers for all materials and labor used to construct the site
21. Warranties on work, equipment, materials, etc. used on the project.
22. All project correspondence
23. Building Permit Sign-Off
24. Original "Permitted" Drawings
25. Earth Compaction Test  (If Applicable)
26. Manufacturer Warranties, Guarantees And Manuals   (If Applicable)
27. As-Built Drawings, Submit the field set of red-lines, which would include all red-lines made during construction. Verify that all Superintendents are marking up the "For Construction" set each and every day. At a minimum these drawings should dimensionally locate all underground conduit and/or conductor lines from permanently located objects or benchmarks, including lengths of runs between turns, bends, pull boxes, etc. and lateral dimensions from existing lines and/or critical objects (tanks, buildings, fences, etc.).
28. Prior to final application for payment, turn over to a TRITON representative a copy of signed receipt for all keys to locked doors, panels, gates, etc., all properly tagged and organized.
29. Final waiver of lien for all Services under this Agreement.

            EXHIBIT "D" TO THE MASTER BUILD TO SUIT LEASE AGREEMENT
            -------------------------------------------------------

                                  IMPROVEMENTS
                                  ------------

"Improvements" include all TRITON material and installations required for Substantial Completion.


                          Antenna System Installation
                          ---------------------------

TRITON will provide their own antennas, coaxial cable and jumpers, hoisting grips, connectors and grounding kits. TRITON will provide all antenna mounting brackets/frames, coaxial hangers/brackets and clamps and waveguide bridge materials. CROWN will install all TRITON and CROWN provided antenna and cable system materials. CROWN will sweep the installed antenna systems per TRITON specifications and provide the sweep data to TRITON. CROWN will not provide Optimization Services.

                               As-Built Drawings
                               -----------------

Following completion of the construction of the Improvements at each Site, CROWN will provide "As-Built" drawings for that Site to TRITON detailing all of the pertinent information relating to TRITON's equipment and antenna system at the particular Site.


                        Materials Handling and Delivery
                        -------------------------------

TRITON will ship all of their coaxial cable, jumpers, hoisting grips, connectors, grounding kits and antennas to a CROWN designated warehouse location. CROWN will offload, inventory, store and deliver these materials to the Site as needed. TRITON will retain responsibility for the storage, delivery, offloading and installation of their electronics cabinet(s) or frames. If TRITON wishes to have CROWN take delivery of their electronics, store and deliver electronics to the Site, and offload and install the cabinet(s), additional payments will be made by TRITON to CROWN as the parties shall mutually agree.

                        Additional Construction Services
                        --------------------------------


CROWN will perform the following under its exclusive direction in accordance with TRITON's approved specifications and standards set forth in Exhibit I:

     (a)     install antennas and downtilt brackets.

     (b) installation and grounding of coaxial cable for all TRITON antennas with the appropriate manufacturer's approved hangers;

            EXHIBIT "E" TO THE MASTER BUILD TO SUIT LEASE AGREEMENT
            -------------------------------------------------------

                        CROWN SITE ACQUISITION STANDARDS
                        --------------------------------


1.   Ground Lease area no less than:

     .  Rural - 100' x 100'

     .  Suburban - 100' x 100'

     .  Urban - 50' x 50'

 2.  Access road easement area to be less than:

     .  up to 200'  from the closest public thoroughfare for 95% of Sites

     .  201'-300' from the closest public thoroughfare for 3% of Sites

     .  301'-900' from the closed public thoroughfare for 2% of Sites

3.   Nearest power and "telco" utility connections point to be less than:

     .  up to 200'  from the Site for 95% of Sites

     .  201'-300' from the Site for 3% of Sites

     .  301'-900' from the Site for 2% of Sites

4.   Normal Soil Conditions (i.e., no rock conditions) for 98% of the Sites

5.   Average Ground Lease not to exceed $500 per month

6.   No revenue sharing with ground owner

7.   Minimum permitted tower height:

     .  Rural - TRITON requirement plus 100'

     .  Suburban - TRITON  requirement plus 50'

     .  Urban - TRITON requirement plus 25'

8. Zoning and permitting can be reasonably anticipated to be completed in the time frame consistent with the time frames set forth on Exhibit "F".

9. Construction can be completed within reasonable cost and time limits as set forth in CROWN's capital budget and development schedule.

            EXHIBIT "F" TO THE MASTER BUILD TO SUIT LEASE AGREEMENT
            -------------------------------------------------------


                        SCHEDULE (A & B SITES AS NOTED)*


This page will be replaced with milestone delivery dates for Site selection, leasing (Site Acquisition work item C-4(2), site zoning, building permit, Construction start and Construction Complete for each site ( A & B as indicated) within 21 calendar days of the release of search areas to Crown.

----------------------------------------------------------------------------------------------------------------------
Site Number  Site Selection   Site Acquisition   Site Zoning   Building Permit   Construction Start      Construction
(A & B          (A sites)         (A Sites)       (A Sites)     (A & B Sites)       (A & B Sites)           Complete
 Sites)                                                                                                   (Substantial
                                                                                                          Completion)
                                                                                                         (A & B Sites)
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

* Triton has engaged independent third parties not affiliated with Crown to
---------------------------------------------------------------------------
perform site selection, site acquisition and site zoning services for the B
---------------------------------------------------------------------------
Sides. Therefore, Triton shall cause such independent contractors to meet the
-----------------------------------------------------------------------------
above timeframes for the B Sites.
--------------------------------

                                  EXHIBIT F-1


               BASE PLAN (A & B SITES AS NOTED [ON EXHIBIT C-12])


The attached base plan represents the Milestones, tasks, and logic that Triton will use to manage and report progress on this project. Although individual site plans will vary, the attached represents an average duration for cell site development.

                                  EXHIBIT F-2


                              AVERAGE CYCLE TIMES



Following is a list of maximum average cycle times that will be achieved by Crown (and Triton AS INDICATED) for all assigned sites:

-----------------------------------------------------------------------------------------------------------------
CYCLE                                                      MAXIMUM AVERAGE CYCLE TIME             SITE TYPE
-----------------------------------------------------------------------------------------------------------------
Final zoning drawings                           15 work days from Tech Team Visit                 A & B
-----------------------------------------------------------------------------------------------------------------
Final Construction drawings (with Zoning)       25 work days from Tech Team Visit                 A & B
-----------------------------------------------------------------------------------------------------------------
Final Construction drawings (no Zoning)         15 Work Days From Tech Team Visit                 A & B
-----------------------------------------------------------------------------------------------------------------
Lease Execution (signed by both parties)        60 work days after release of search area         A
-----------------------------------------------------------------------------------------------------------------
TRITON Approval, conditional approval  or       5 work days after submission by Crown             A
rejection of candidates
-----------------------------------------------------------------------------------------------------------------
TRITON Acceptance or rejection of friendly      15 work days after submission by Crown            A
sites
----------------------------------------------------------------------------------------------------------------
Final signoff of lease when terms are           5 work days                                       A
acceptable by Triton
----------------------------------------------------------------------------------------------------------------
Surveys, environmentals, geotechs,              10 work days after tech team visit                A & B
structurals and other engineering services
----------------------------------------------------------------------------------------------------------------
Construction Start to Construction Complete     20 work days                                      A & B
----------------------------------------------------------------------------------------------------------------
Zoning resolution to consrtuction permitted     5 work days                                       A & B
----------------------------------------------------------------------------------------------------------------
Primary Site Selection to Tech Team Visit       5 Work days                                       A
-----------------------------------------------------------------------------------------------------------------
Zoning start to zoning finish (hearing)         60 work days                                      A
----------------------------------------------------------------------------------------------------------------
Zoning start to zoning finish (no hearing)      15 work days                                      A
-----------------------------------------------------------------------------------------------------------------
Sac identify and submit 3 candidates            20 work days after reciept of search area.        A
-----------------------------------------------------------------------------------------------------------------
Title Reports                                   10 work days from release                         A
-----------------------------------------------------------------------------------------------------------------

                         BUILD -  TO - SUITEXHIBIT F-3

Responsibility Matrix

The following matrix specifies the basic responsibilities of all parties to this agreement.

------------------------------------------------------------------------------------------------------------------------------------

RESPONSIBILITY                                                        COMPANY    CONTRACTOR                   INCLUDED     EXTRA
                                                                                                  MANAGED        IN      EXPENSE TO
                                                                                                    SUB       QUOTATION   COMPANY
                                                                                                 CONTRACTS
------------------------------------------------------------------------------------------------------------------------------------
                                      GENERAL
------------------------------------------------------------------------------------------------------------------------------------
Design, coordinate, and implement processes and                                   X                            X
systems for tracking, analyzing, and approving
vendor costs.
------------------------------------------------------------------------------------------------------------------------------------
Establish procedures for coordination between                                     X                            X
Contractors supplying Site Acquisition, Planning,
RF Engineering and Construction Management services
------------------------------------------------------------------------------------------------------------------------------------
Develop project budget and schedule                                               X
------------------------------------------------------------------------------------------------------------------------------------
Provide project reporting to COMPANY schedule                                     X
reporting system
------------------------------------------------------------------------------------------------------------------------------------
Ensure project quality control                                                    X                            X
------------------------------------------------------------------------------------------------------------------------------------
Manage status meetings                                                            X                            X
------------------------------------------------------------------------------------------------------------------------------------
Attend deployment meetings and report on status                                   X
------------------------------------------------------------------------------------------------------------------------------------
Provide specifications and design standards for site                              X                            X
development and construction based on RF providing the
Company's height requirement.
------------------------------------------------------------------------------------------------------------------------------------
Use Company site numbering system.                                                X                            X
------------------------------------------------------------------------------------------------------------------------------------
Work Order numbering for construction services.                                   X                            X
------------------------------------------------------------------------------------------------------------------------------------
Provide hard or soft copy information / site data for                             X                            X
COMPANY site database.
------------------------------------------------------------------------------------------------------------------------------------
Input site data field information requirements for                     X
 COMPANY site database.
------------------------------------------------------------------------------------------------------------------------------------
Negotiate bulk order purchase agreements with                          X
Vendors providing Antennas, Coaxial cable,
Connectors, Radio Equipment
------------------------------------------------------------------------------------------------------------------------------------
Negotiate bulk order purchase agreements with                                     X                            X
Vendors providing Towers.
------------------------------------------------------------------------------------------------------------------------------------
Determine Milestone tracking parameters                                X
------------------------------------------------------------------------------------------------------------------------------------
Office Space, workstations, telephones, fax                                       X                            X
machines, printer, paper.
------------------------------------------------------------------------------------------------------------------------------------
Computer workstations or laptops, Windows 97                                      X                            X
operating system, MS Office Pro 97, McAffee virus
protection for windows 97, Ethernet network
interface cards, individual slave printers (purchase
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
after verifying with IS) and miscellaneous
office supplies
------------------------------------------------------------------------------------------------------------------------------------
Cellular telephones / pagers                                                      X                            X
------------------------------------------------------------------------------------------------------------------------------------
Overnight mail services                                                           X                            X
------------------------------------------------------------------------------------------------------------------------------------
Film developing, reprographics, etc.                                              X                            X
------------------------------------------------------------------------------------------------------------------------------------
Per diem living expenses for travel                                               X                            X
------------------------------------------------------------------------------------------------------------------------------------
Provide database for all Site Development                                         X                            X
Disciplines (A sites) and for all Construction
Management disciplines (B sites) to Report and
Access Data
------------------------------------------------------------------------------------------------------------------------------------
RESPONSIBILITY                                                        COMPANY    CONTRACTOR     CONTRACTOR    INCLUDED     EXTRA
                                                                                                  MANAGED        IN      EXPENSE TO
                                                                                                   SUB       QUOTATION   COMPANY
                                                                                                 CONTRACTS

------------------------------------------------------------------------------------------------------------------------------------
PLANNING & ZONING (A SITES ONLY, EXCEPT AS
NOTED)
------------------------------------------------------------------------------------------------------------------------------------
Planing feasibility analysis including existing                                   X                            X
structures, collocation, and publicly owned land
------------------------------------------------------------------------------------------------------------------------------------
Site specific Planning analysis                                                   X                            X
------------------------------------------------------------------------------------------------------------------------------------
Prepare Planning applications                                                     X                            X
------------------------------------------------------------------------------------------------------------------------------------
Submit Planning applications                                                      X                            X
------------------------------------------------------------------------------------------------------------------------------------
Paying for Planing permits (A & B sites)                                          X                            X
------------------------------------------------------------------------------------------------------------------------------------
Submit for building permits (A & B sites)                                         X                            X
------------------------------------------------------------------------------------------------------------------------------------
Provide Planning information to construction                                      X                            X
management
------------------------------------------------------------------------------------------------------------------------------------
Coordinate Planning approvals                                                     X                            X
------------------------------------------------------------------------------------------------------------------------------------
Photo  simulations                                                                X                            X
------------------------------------------------------------------------------------------------------------------------------------
Prepare materials for Public Hearings                                             X                            X
------------------------------------------------------------------------------------------------------------------------------------
Building permit application submittal (A & B sites)                               X                            X
------------------------------------------------------------------------------------------------------------------------------------
Expert testimony (A & B sites)                                                    X                            X
------------------------------------------------------------------------------------------------------------------------------------
Attend public hearings as required                                                X                            X
------------------------------------------------------------------------------------------------------------------------------------
Provide RF Design, drive test, traffic and frequency                   X
planning and optimization.
------------------------------------------------------------------------------------------------------------------------------------
SITE ACQUISITION ( A SITES ONLY, EXCEPT AS
NOTED)
------------------------------------------------------------------------------------------------------------------------------------
Approve candidates based on RF plan.                                   X
------------------------------------------------------------------------------------------------------------------------------------
Coordinate and arrange for drive test & site visits.                              X                            X
------------------------------------------------------------------------------------------------------------------------------------
Perform all site acquisition (leasing and zoning)                                 X                            X
services on Build-to-suit sites.
------------------------------------------------------------------------------------------------------------------------------------
Create standard lease agreements (ground lease)                                   X                            X
[A & B sites].
------------------------------------------------------------------------------------------------------------------------------------
Legal review (ground lease) [A & B sites).                                        X                            X
------------------------------------------------------------------------------------------------------------------------------------
Investigate search area map for potential                                         X                            X
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
candidates
------------------------------------------------------------------------------------------------------------------------------------
Coordinate site candidate visits with Planning and                                X                            X
RF.
------------------------------------------------------------------------------------------------------------------------------------
Coordinate site candidate visits with Planning, RF,                               X                            X
 interconnect and Construction (A & B sites).
------------------------------------------------------------------------------------------------------------------------------------
Coordinate & pay for Environmental reports as required                            X                            X
(A & B sites).
------------------------------------------------------------------------------------------------------------------------------------
Conduct Environmental reports as required (A & B                                  X                            X
sites).
------------------------------------------------------------------------------------------------------------------------------------
Provide site data information (A & B sites).                                      X                            X
------------------------------------------------------------------------------------------------------------------------------------
Negotiate Agreement with Property Owner as per                                    X                            X
Company's policy
------------------------------------------------------------------------------------------------------------------------------------
Coordinate Title Search                                                           X                            X
------------------------------------------------------------------------------------------------------------------------------------
Pay for Title Search (A & B sites).                                               X                            X
------------------------------------------------------------------------------------------------------------------------------------
Negotiate final lease                                                             X                            X
------------------------------------------------------------------------------------------------------------------------------------
Provide lease exhibits                                                            X                            X
------------------------------------------------------------------------------------------------------------------------------------
Write initial letter to landlord with first rent check                            X                            X
------------------------------------------------------------------------------------------------------------------------------------
Rent checks (Ground Lease) (A & B sites).                                         X                            X
------------------------------------------------------------------------------------------------------------------------------------
Perform all FAA & FCC filings required (A & B                                     X                            X
sites).
------------------------------------------------------------------------------------------------------------------------------------
Provide Lease Memo  & Subordination and Non-                                      X                            X
disturbance agreements.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                      COMPANY    CONTRACTOR     CONTRACTOR    INCLUDED     EXTRA
                                                                                                 MANAGED        IN      EXPENSE TO
                                                                                                    SUB       QUOTATION   COMPANY
                                                                                                 CONTRACTS
------------------------------------------------------------------------------------------------------------------------------------
CONSTRUCTION MANAGEMENT
------------------------------------------------------------------------------------------------------------------------------------
Perform all construction management on Build-to-suit sites.                       X                            X
------------------------------------------------------------------------------------------------------------------------------------
Install all Owner supplied material (except BTS and                               X                            X
final connections from Telco & Power box to BTS)
------------------------------------------------------------------------------------------------------------------------------------
Conduct feasibility for constructability reviews                                  X                            X
(Power, Telco, Access, design engineering)
------------------------------------------------------------------------------------------------------------------------------------
Create or coordinate initial site designs with                                    X                            X
Planning, Site Acquisition and RF Engineering
------------------------------------------------------------------------------------------------------------------------------------
Coordinate the development of Planning and                                        X                           X
Construction Documents / Drawings
------------------------------------------------------------------------------------------------------------------------------------
Pay for Drawings $1,500 per site (Company portion                                 X
of cost to include Company's  antennas, cables,
supports, and equipment on Contractor's drawings)
as agreed prior to design.
------------------------------------------------------------------------------------------------------------------------------------
Pay for Drawings (Contractor portion of cost to                                   X                           X
include Contractor's foundation, tower, compound,
and access road on Contractor's drawings) as
agreed prior to design.
------------------------------------------------------------------------------------------------------------------------------------
Order geotechnical reports                                                        X                           X
------------------------------------------------------------------------------------------------------------------------------------
Pay for geotechnical reports                                                      X                           X
------------------------------------------------------------------------------------------------------------------------------------
Coordinate, / order and conduct Site Surveys                                      X                           X
------------------------------------------------------------------------------------------------------------------------------------
Pay for Surveys                                                                   X                           X
------------------------------------------------------------------------------------------------------------------------------------
Coordinate Structural Evaluations on Towers                                       X                           X
------------------------------------------------------------------------------------------------------------------------------------
Pre-qualify civil and installation contractors                                    X                           X
------------------------------------------------------------------------------------------------------------------------------------
Determine construction NTP process (with                                          X                           X
flowchart) and work order processing and  payment
methods.
------------------------------------------------------------------------------------------------------------------------------------
Negotiate Master Construction Agreements with GCs                                 X                           X
------------------------------------------------------------------------------------------------------------------------------------
Obtain construction cost quotes from civil contractors                            X                           X
------------------------------------------------------------------------------------------------------------------------------------
Coordinate contracts with civil contractors                                       X                           X
------------------------------------------------------------------------------------------------------------------------------------
Pick up building permits                                                          X                           X
------------------------------------------------------------------------------------------------------------------------------------
Pay for building permits                                                          X                           X
------------------------------------------------------------------------------------------------------------------------------------
Initiate "Notice to Proceed"                                                      X                           X
------------------------------------------------------------------------------------------------------------------------------------
Coordination with electric utility for power supply to                            X                           X
site
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Conduct site inspections                                                          X                           X
------------------------------------------------------------------------------------------------------------------------------------
Provide punch lists and final civil site acceptance                               X                           X
------------------------------------------------------------------------------------------------------------------------------------
Coordinate Equipment Delivery and Installation                                    X                           X
------------------------------------------------------------------------------------------------------------------------------------
Coordinate Equipment Vendor and Equipment Installation crews                      X                           X
------------------------------------------------------------------------------------------------------------------------------------
Provide Construction Status Reports                                               X                           X
------------------------------------------------------------------------------------------------------------------------------------
Assemble close-out documentation and site files                                   X                           X
------------------------------------------------------------------------------------------------------------------------------------
Review civil construction billing                                                 X                           X
------------------------------------------------------------------------------------------------------------------------------------
Ensure land use clearance requirements                                            X                           X
------------------------------------------------------------------------------------------------------------------------------------
Prepare Zoning Exhibits                                                           X                           X
------------------------------------------------------------------------------------------------------------------------------------
Prepare construction drawings                                                     X                           X
------------------------------------------------------------------------------------------------------------------------------------
Develop tower foundation designs                                                  X                           X
------------------------------------------------------------------------------------------------------------------------------------
Pay for Structural Analysis and Design                                            X                           X
------------------------------------------------------------------------------------------------------------------------------------
Acquire building and electrical permit approval                                   X                           X
------------------------------------------------------------------------------------------------------------------------------------
Provide As-Built comments and redlines on existing drawings                       X                           X
------------------------------------------------------------------------------------------------------------------------------------
RESPONSIBILITY                                                         COMPANY  CONTRACTOR    CONTRACTOR    INCLUDED   EXTRA EXPENSE
                                                                                              MANAGED SUB       IN        TO COMPANY
                                                                                               CONTRACTS     QUOTATION
------------------------------------------------------------------------------------------------------------------------------------
Civil site construction                                                           X                           X
------------------------------------------------------------------------------------------------------------------------------------
Tower Foundation Installation                                                     X                           X
------------------------------------------------------------------------------------------------------------------------------------
Equipment Pad Installation                                                        X                           X
------------------------------------------------------------------------------------------------------------------------------------
Access Road Clearing, Grading and Paving                                          X                           X
------------------------------------------------------------------------------------------------------------------------------------
Tower Erection                                                                    X                           X
------------------------------------------------------------------------------------------------------------------------------------
Tower Obstruction Lighting                                                        X                           X
------------------------------------------------------------------------------------------------------------------------------------
Install Equipment Enclosure                                                       X                           X
------------------------------------------------------------------------------------------------------------------------------------
AC Power and TELCO support structures                                             X                           X
------------------------------------------------------------------------------------------------------------------------------------
Provide Grounding System Design, Installation and Testing                         X                           X
------------------------------------------------------------------------------------------------------------------------------------
Provide Site Fencing                                                              X                           X
------------------------------------------------------------------------------------------------------------------------------------
Landscaping where required by jurisdiction.                                       X                           X
------------------------------------------------------------------------------------------------------------------------------------
Antenna Support Structures - provide material                            X
------------------------------------------------------------------------------------------------------------------------------------
Antenna Support Structures -- install                                             X                           X
------------------------------------------------------------------------------------------------------------------------------------
Equipment Delivery Off-Loading and Installation (BTS)                    X
------------------------------------------------------------------------------------------------------------------------------------
Provide site installation parameters, specifications and details                  X                           X
------------------------------------------------------------------------------------------------------------------------------------
Antenna, coax, ice bridge, waveguide ladders and supports Installation            X                           X
------------------------------------------------------------------------------------------------------------------------------------
Antenna sweep testing, VSWR Reporting                                             X                           X
------------------------------------------------------------------------------------------------------------------------------------
As-Built drawing Mark-up                                                          X                           X
------------------------------------------------------------------------------------------------------------------------------------
Place purchase orders for Antennas, Coaxial cable,                       X
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Connectors, Radio Equipment
------------------------------------------------------------------------------------------------------------------------------------
Place purchase orders for towers                                                   X                           X
------------------------------------------------------------------------------------------------------------------------------------
Coordinate the delivery of Antennas, Towers,                                       X                           X
Coaxial cable, Connectors, Radio Equipment
------------------------------------------------------------------------------------------------------------------------------------
Provide warehousing for equipment as necessary                                     X                           X
------------------------------------------------------------------------------------------------------------------------------------
Order and manage Telco Delivery                                          X
------------------------------------------------------------------------------------------------------------------------------------
Coordinate site visits and access for Telco delivery                               X                           X
------------------------------------------------------------------------------------------------------------------------------------
Order and manage electric service delivery                                         X
------------------------------------------------------------------------------------------------------------------------------------
Coordinate site visits and access for electric delivery                            X                           X
------------------------------------------------------------------------------------------------------------------------------------
Pay for special construction of Telco or power (not                                X                           X
to include electronics required by Company).
------------------------------------------------------------------------------------------------------------------------------------

            EXHIBIT "G" TO THE MASTER BUILD TO SUIT LEASE AGREEMENT
            -------------------------------------------------------

                         SCHEDULE OF TERMINATION FEES
                         ----------------------------

     If Company terminates this Agreement without cause (in absence of a material breach), Company shall pay to Contractor an amount for each A Site equal to the aggregate of all of the milestones complete, described below, achieved by Contractor as of the date of termination. To the extent that Contractor is between milestones, in addition to payment for all pervious milestones, Contractor shall be paid fifty (50%) percent of the next milestone. Company shall also pay to Contractor all third party costs reasonably incurred prior to such termination or for which Contractor is obligated to pay related to the terminated Site(s).

     Milestone                             Attachments      Milestone Rate
     ---------                             -----------      --------------
     A.    Site Selection                  C-1, C-2, C-3    $1500
     B.    Site Acquisition-standard       C-4 and C-8      $5500
     B.    Site Acquisition-site license   C-4 and C-8      $3800
           (MLA by others)
     C.    Site Zoning-By Right            C-9              $3000
     C.    Site Zoning-Admin Review        C-9              $5000
     C.    Site Zoning-Hearing             C-9              $9000

            EXHIBIT "H" TO THE MASTER BUILD TO SUIT LEASE AGREEMENT
            -------------------------------------------------------

                                   PERSONNEL

Crown will provide the following minimum personnel at Triton's Richmond office (9211 Arboretum Parkway, Suite 200, Richmond, VA 23236), or alternate location acceptable to Triton. These personnel shall remain on the project until CROWN and TRITON agree upon staff reductions consistent with the reduction of the outstanding Services to be completed under this Agreement.

--------------------------------------------------------------------------------
Title                                                Name
--------------------------------------------------------------------------------
Project Director
--------------------------------------------------------------------------------
Project Manager
--------------------------------------------------------------------------------
Project coordinator/planner/expeditor
--------------------------------------------------------------------------------
Leasing  Manager
--------------------------------------------------------------------------------
Zoning Manager
--------------------------------------------------------------------------------
Leasing agents (site acquisition specialists)
[1 for every 8 sites]
--------------------------------------------------------------------------------
Zoning specialist [1 for every 12 sites,
based on schedule of zoning phase]
--------------------------------------------------------------------------------
Administrative support [ 1 for every 25 sites]
--------------------------------------------------------------------------------
paralegal
--------------------------------------------------------------------------------
Attorney
--------------------------------------------------------------------------------
Construction Manager
--------------------------------------------------------------------------------
AE Manager w/ admin and technician
--------------------------------------------------------------------------------
Construction Superintendents [1 for every 8
sites]
--------------------------------------------------------------------------------
Utility Coordinator (telco & power)
--------------------------------------------------------------------------------
Procurement coordinator (mtl takeoff & order)
--------------------------------------------------------------------------------
Construction contract administrator
--------------------------------------------------------------------------------
Construction Coordinator
--------------------------------------------------------------------------------
Engineer for drawings review
--------------------------------------------------------------------------------
Permit expeditor
--------------------------------------------------------------------------------
Database Administrator
--------------------------------------------------------------------------------

                                  EXHIBIT H-1

                     ORGANIZATION CHART AND STAFFING PLAN

This page will be replaced with Crown's Organization Chart and staffing plan within 5 calendar Days of agreement Execution Date.

            Exhibit "I" to the Master Build to Suit Lease Agreement

                                SITE STANDARDS
                                --------------

                                  I. GENERAL
                                  ----------

                                  A. PURPOSE

The purpose of these Site Standards is to create a quality site installation. These standards are to be in effect for each site at which TRITON has equipment in, on or at the site and at which TRITON has a right to occupy pursuant to the Agreement to which this document is an attachment.

                   B. STATE, NATIONAL, AND OTHER STANDARDS

All installations must conform with all state, national, and other regulations and the following state and national codes or any supplements, amendments or provisions which supersede them:

          a.   American National Standards Institute:
               ANSI/EIA-222F Structural Standards for Steel Antenna Towers and Antenna Supporting Structures

          b.   FAA Regulations:
               Vol.  XI, Part 77 Objects Affecting Navigable Airspace
               Advisory Circular Obstruction Marking and Lighting AC 70/7460 Advisory Circular High Intensity Obstruction Lighting Systems AC 150/5345-43, FAA/DOD Specifications L-856

          c.   FCC Rules and Regulations:
               Code of Federal Construction, Marking and Lighting of Antenna Regulations Title 47 Structures Chapter I, Part 17

          d.   National Electrical Code

          e. Building Officials and Code Administrators International, Inc. Basic National Building Code
               Basic National Mechanical Code
               State Building Code

          f.   National Fire Protection Association
               Code 101 - Life Safety
               Code 90A - Air Conditioning and Ventilating Systems Code 110 - Emergency and Standby Power Systems

          g.  State Fire Safety Code

          h.   OSHA
               Safety and Health Standards (29 CFR 1910) General Industry Subpart R Special Industries
               1910.268 Telecommunications
               1926.510 Subpart M Fall Prevention

          i) Ericsson Radio Systems Inc., Technical Document, RBS Engineering, Security Level S2, Site Grounding Standards, EUS/E931931.TEC, Revision B, May 23, 1995, or latest revision

          j) Triton Construction Standards to be delivered to CROWN on or about November 27, 1998.


                              C. GENERAL/APPROVAL

1. All users shall furnish the following to CROWN prior to installation of any equipment:

     a. Completed Application. (TRITON must make new Application to CROWN for change in Antenna position or type.)

     b.   Fully executed supplement.

     c.   Copies of FCC licenses and construction/building permits.

     d. Final site plan outlining property boundaries, Improvements, easements and access

     e. Accurate block diagrams showing operating frequencies, all system components (active or passive) with gains and losses in dB, along with power levels.

                                 D. LIABILITY

It shall be the responsibility of TRITON to comply with all of the site standards set forth herein. TRITON specifically agrees to indemnify and hold harmless CROWN against any claim of liability, loss, damage or costs including reasonable attorneys' fees, arising out of or resulting from TRITON's non-compliance with the standards set forth herein.

                                 E. INSPECTION

CROWN reserves the right to inspect TRITON's area without prior notice at any time during the term of the Agreement in order to ensure compliance with the standards set forth herein. Any such inspection shall be solely for the benefit and use of CROWN and does not constitute any approval of or acquiescence to the conditions that might be revealed during the course of the inspection.

CROWN reserves the right to inspect TRITON's area without prior notice.

                        II. ANTENNAS AND ANTENNA MOUNTS
                        -------------------------------

A. All mounting hardware to be utilized by TRITON to be as specified by tower manufacturer and approved by CROWN.

B. Connections to be taped with stretch vinyl tape (Scotch #33-T or equivalent) and Scotchkoted or equivalent (including booted pigtails).

C.   Must meet manufacturer's VSWR specifications.

D.   Any corroded elements must be repaired or replaced.

E. Must be DC grounded type, or have the appropriate lightning protection as determined by CROWN.

F.   No welding or drilling on mounts will be permitted.

G. All antennas must be encased in fiberglass radomes and be painted or impregnated with a color designated by CROWN as the standard antenna color for aesthetic uniformity.

                                  III. CABLE
                                  ----------

A. All transmission line(s) will be installed and maintained to avoid kinking and/or cracking.

B. Tagged with weatherproof labels showing manufacturer, model, and owner's name at both ends of cable run.

C.   Any cable fasteners exposed to weather must be stainless steel.

D.   All interconnecting cables/jumpers must have shielded outer conductor.

E. Internally, all cable must be run in troughs or on cable trays and on cable or waveguide bridges at intervals of no less than 3'. Externally, all cable must be attached with stainless steel hangers and non-corrosive hardware.

F. All unused lines must be tagged at both ends showing termination points with the appropriate impedance termination at each end.

G.   All AC line cords must be 3 conductor with grounding plugs.

H. All antenna transmission lines shall be grounded at both the antenna and equipment ends at the equipment ends and at building entry point, with the appropriate grounding kits.

I. All cables running to and from the exterior of the cabinet must be 100% ground shielded. Preferred cables are: Heliax, Superflex or braided grounds with foil wrap.

                                IV. CONNECTORS
                                --------------

A. Must be Teflon filled, UHF or N type, including chassis/bulkhead connectors.

B.   Must be properly fabricated (soldered if applicable) if field installed.

C. Must be taped and Scotchkoted or equivalent at least 4" onto jacket if exposed to weather.

D. Male pins must be of proper length according to manufacturer's specifications.

E.   Female contacts may not be spread.

F.   Connectors must be pliers tight as opposed to hand tight.

G.   Must be silver plated or brass.

H. Must be electrically and mechanically equivalent to Original Equipment Manufacturers (OEM) connectors.

                                 V. RECEIVERS
                                 ------------

A.   No RF preamps permitted in front end unless authorized by CROWN.

B.   All RF shielding must be in place.

C.   VHF frequencies and higher must use helical resonator front ends.

D. Must meet manufacturer's specifications, particularly with regard to bandwidth, discriminator, swing and symmetry, and spurious responses.

E. Crystal filters/pre-selectors/cavities must be installed in RX legs where appropriate.

F.   All repeater tone squelch circuitry must use "AND" logic.

                               VI. TRANSMITTERS
                               ----------------

A.   Must meet original manufacturer's specifications.

B.   All RF shielding must be in place.

C.   Must have a visual indicator of transmitter operation.

D. Must be tagged with TRITON's name, equipment model number, serial number, and operating frequency(ies).

E.   All low-level, pre-driver and driver stages in exciter must be shielded.

F.   All power amplifiers must be shielded.

G.   Output power may not exceed that specified on applicable FCC license.

                         VII. COMBINERS/MULTICOUPLERS
                         ----------------------------

A.   Shall at all times meet manufacturer's specifications.

B.   Must be tuned using manufacturer approval procedures.

C.   Must provide a minimum of 60 dB transmitter to transmitter isolation.


                                VIII. CABINETS
                                --------------

A. All cabinets must be bonded together and to the equipment building ground system.

B.   All doors must be secured.

C. All non-original holes larger than I" must be covered with copper screen or solid metal plates.

D. Current license for all operating frequencies should be mounted on the cabinet exterior for display at all times.


                       IX. MAINTENANCE/TUNING PROCEDURES
                       ---------------------------------

A.   All external indicator lamps/LED's must be working.

B.   Equipment parameters must meet manufacturer's specifications.

C. All cover, shield, and rack fasteners must be in place and securely tightened.

D. Local speakers and/or orderwire systems must be turned off except during service, testing or other maintenance operations.

                     X. INTERFERENCE DIAGNOSTIC PROCEDURES
                     -------------------------------------

TRITON must cooperate immediately with CROWN when called upon to investigate a source of interference, whether or not it can be conclusively proven that TRITON's equipment is involved.

                              XI. TOWER STRUCTURE
                              -------------------

This section deals with items which are to be mounted on, attached to or affixed to the tower.

                                A. ICE SHIELDS

At TRITON's sole discretion, protective ice shields may be required and manufacturer of ice shield will be determined by CROWN.

                         B. CLIMBING BOLTS AND LADDERS

All attachments made to the tower structure shall be made in such a manner as not to cause any safety hazard to other users or cause any restriction of movement on, or to any climbing ladders, leg step bolts or safety cables provided.

                                   C. BRIDGE

1. If required, and in accordance with the manufacturer's recommendations for the spacing of supports on horizontal runs for the particular type of cable or waveguide, the cable or waveguide shall be secured to the brackets on the bridge using clamps and hardware specifically manufactured for that purpose.

2. No cable or waveguide run shall be clamped, tied or in any way affixed to a run belonging to CROWN.

                         D. CABLE LADDER AND WAVEGUIDE

1. CROWN shall install a ladder for the vertical routing of cable and waveguide. From the horizontal to vertical transition at the point where the bridge meets the tower structure to the point at which the cable or waveguide must leave the bridge to route to the antenna, all cable and waveguide is to be attached to the ladder in accordance with the recommendations of the manufacturer of the cable or waveguide.

2. No cable or waveguide run shall be clamped, tied or any way affixed to a run belonging to CROWN.

                             E. DISTRIBUTION RUNS

1. Cable or waveguide runs from the cable ladder to the point at which they connect to the antenna shall be routed along tower structure members in a manner producing a neat and professional site appearance.

2. Cable and/or waveguide runs shall be specifically routed so as not to impede the safe use of the tower structure leg or climbing bolts, or to restrict the access of CROWN or any another licensee/lessee.

3. Distribution runs shall be clamped to the tower structure in accordance with the recommendations of the manufacturer of the cable or waveguide.

4. No cable or waveguide run shall be clamped, tied or in any way affixed to a run belonging to CROWN.

                                  F. LENGTHS

1. Cable and/or waveguide runs shall not be longer than necessary to provide a proper connection and normal maintenance and operation.

2. No coiled lengths shall be permitted on the tower structure, bridge or on the ground.

                                   G. ENTRY

1. Entry of the cable or waveguide to the interior of the shelter shall be via ports provided in the shelter wall.

2. Cable and/or waveguide entering a port shall be provided with a boot to seal the port; the boot shall be a Microflect or equivalent commercial product made specifically for the type of cable or waveguide and for diameter of the entry port. It shall be installed in accordance with the instructions of the manufacturer and the port shall be sealed against the intrusion of moisture.


           XII. EQUIPMENT LOCATED WITHIN CROWN'S EQUIPMENT BUILDING
           --------------------------------------------------------

           A. EQUIPMENT INSTALLATION REQUIREMENTS IN CROWN BUILDINGS

1. Any mounting to walls either outside or inside CROWN's building must be pre-approved by CROWN.

2. All racks and equipment are to be plumb and true with the walls and floor of the shelter and reflect an installation consistent with the electrical and operational requirements of the equipment and appearance standards of a professional installation.

3. Racks are to be bolted to the floor and aligned on the center line as in the site drawing provided to CROWN.

4.   Racks are not to be attached to the cable trays.

                B. TRANSMISSION LINES AND/OR WAVEGUIDE ROUTING

1. Cable trays and/or troughs are required within the shelter for the routing of cable and waveguide to the equipment racks and termination points.

2.   All cable and waveguide shall be placed and secured to the cable tray.

                                  C. LENGTHS

1. Cable and/or waveguide runs in the equipment shelter shall not be longer than necessary in order to provide a proper connection.

2. While adequate slack for purposes of maintenance and operation is permitted, no coiled lengths on the tray or elsewhere in the shelter are permitted for normal maintenance and operation.

                                XIII. GROUNDING
                                ---------------

1. CROWN must adhere to the stricter of the Ericsson, CROWN's, or TRITON's grounding specification outlined above based on TRITON's equipment at facility.

2.   All exterior grounding shall be C.A.D. welding.

3.   All antenna masts shall be bonded via a ground bar to the tower structure.

4. Cable and waveguide shall be grounded as a minimum at three specific points, and for vertical runs in excess of 200 feet at intermediate points.

5. All cable and waveguide shall be grounded to the tower structure at the point where the run effectively breaks from the tower structure for its connection to the antenna, using clamps and hardware specifically manufactured for that purpose.

6. On the vertical portion of the cable or waveguide run, just above where it starts to make its transition from a vertical tower to a horizontal bridge run, all cable and waveguide shall be grounded to the tower structure using clamps and hardware specifically manufactured for that purpose.

7. On the exterior of each shelter, at a point near the entry ports, a grounding plate must be provided for terminating ground leads brought from the cable and waveguide. Each cable and waveguide run shall be grounded at this point using clamps and hardware specifically manufactured for that purpose.

8. On cable and waveguide installations where the vertical tower structure length exceeds 200 feet, the run shall be grounded at equally spaced intermediate points along the length of the run so as not to have a distance between grounding points longer than 100 feet.

9. Cable and waveguide grounding leads shall connect to a separate point for each run to the common ground point.

10. Grounding straps shall be kept to a minimum length and as near as possible to vertical down lead and shall be consistent with the restraints of protective dress and access.

11. Grounding plates must be provided for single point access to the site grounding system. Each rack shall have a properly sized, insulated ground lead from the rack safety and signal grounds to one of the grounding points on the ground plate.

12. The insulated ground lead shall follow the route of and be placed in the cable tray.

13.  Each rack shall be separately grounded.

                                XIV. ELECTRICAL
                                ---------------

1. Polarized electrical outlets should be installed for all transmitters when possible.

                          XV. ELECTRICAL DISTRIBUTION
                          ---------------------------

All electrical wiring from the distribution breaker panel shall be via rigid metal conduit, thin wall, routed along the under side of the cable tray to a point directly above the equipment rack. From this point, TRITON may select how to distribute to its equipment or rack.

                             XVI. TEMPORARY LOADS
                             --------------------

1. Test equipment, soldering irons or other equipment serving a test or repair function may be used only if the total load connected to any single dual receptacle does not exceed 15 amps.

2. Except as otherwise provided in the Agreement, test equipment to be in place for more than seven (7) days will require prior approval of CROWN.

                                  XVII. DOORS
                                  -----------

Equipment building doors shall be kept closed at all times unless when actually moving equipment in or out.

                            XVIII. SITE APPEARANCE
                            ----------------------

1. Each licensee/lessee is expected and required to remove from the site all trash, dirt and other materials brought into the shelter, or onto the site during their installation and maintenance efforts.

2.   No food or drink is allowed within CROWN equipment shelters.

3.   No smoking is allowed at the Site.

                                 XIX. STORAGE
                                 ------------

No parts or material may be stored on site by TRITON.

                                  XX. DAMAGE
                                  ----------

TRITON shall report to CROWN any damage to any item of the facility, structure, component or equipment, whether or not caused by TRITON.

                            XXI. REPORTING ON SITE
                            ----------------------

Emergency 24 hour contact number(s) must be displayed on outside of equipment cabinet/building

            EXHIBIT "J" TO THE MASTER BUILD TO SUIT LEASE AGREEMENT
            -------------------------------------------------------

                                  ANNUAL FEE
                                  ----------

                      I. Initial Monthly Rent Schedule/1/
                      -----------------------------------

               First Year - $1,200.00 per month
               Fee adjustment per Section 7 applies after first year.

                              II. Additional Rent
                              -------------------

     A. For each additional antenna or transmission line in excess of the maximum set forth in footnote 1, below, the additional monthly rent shall be as mutually agreed upon by the parties.

     B. For a foundation and grounding system larger than 10' x 12' a one-time additional payment shall be as mutually agreed by the parties; provided, however, Triton may without additional charge be entitled to a maximum of two 12' x 28' pads per BTA.

     C. For a foundation and grounding system exceeding 10' x 12' , the additional monthly rent shall be as mutually agreed by the parties, provided, however Triton may without additional charge be entitled to a maximum of two 12' x 28' pads per BTA.

/1/ The Initial Monthly Rent Schedule is for a maximum of nine (9) PCS panel antennas and UP TO 12 transmission lines (none of which transmission lines shall exceed a diameter of 2 1/4"). 2 Microwave dishes up to 6 feet in diameter are specifically included in this Agreement. Notwithstanding the foregoing or any provision in the Agreement to the contrary, in the event that technological advances or changes occur and TRITON desires to substitute or replace the antennas upon any applicable Site, TRITON may substitute modify, alter or change the antennas and/or transmission lines upon the applicable tower structure and applicable Site provided that such substitution, modification, alteration or change does not increase the burden that such antennas and cable impose upon the structural load or wind load upon the applicable tower structure and does not require an increase in the ground or tower space for the applicable Site.

97